UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant  x

Filed by a Party other than the Registrant o

Check the appropriate box:

o    Preliminary Proxy Statement

o    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

x    Definitive Proxy Statement

o    Definitive Additional Materials

o    Soliciting Material Pursuant to §240.14a-12

CAPITAL ONE FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x	No fee required.
o	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

o	Fee paid previously with preliminary materials.
o	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Date	Thursday, April 26, 2007

Time	10:00 am

Place	Capital One’s Headquarters, 1680 Capital One Drive, McLean, Virginia 22102

Items of Business

As a stockholder, you will be asked to:

• Elect three directors

• Ratify the appointment of Ernst & Young LLP as independent auditors for 2007

• Approve the Company’s Amended and Restated Certificate of Incorporation to permit a majority voting standard for the election of directors

• Consider a stockholder proposal, described in this proxy, if presented at the meeting

• Conduct any other business properly brought before the meeting

Record Date	You may vote if you were a stockholder of record as of the close of business on February 28, 2007

Proxy Voting	Your vote is important. You may vote your shares by Internet, telephone or mail. Please refer to the section “How do I vote?” for detailed voting instructions. If you choose to vote by telephone or via the Internet, you do not need to send in your proxy card. By following the voting instructions, your shares can be voted even if you choose not to attend the meeting. If you prefer to vote in person at the Annual Stockholder Meeting or to change your proxy vote before or at the meeting, you may do so.

Annual Meeting Admission	Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. A valid picture identification and proof of stock ownership must be presented in order to attend the meeting. If you hold Capital One stock in a brokerage account (“street name”), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the meeting.

We will discuss Capital One’s business and financial results for 2006 and answer any questions you may have. We have also enclosed Capital One’s 2006 Annual Report, including consolidated financial statements, with this Notice and Proxy Statement. You may also access the 2006 Annual Report on the Investors section of Capital One’s website at www.capitalone.com.

We look forward to seeing you at the meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

Capital One Financial Corporation

1680 Capital One Drive

McLean, VA 22102

March 20, 2007

SECTION I – PROXY STATEMENT

Why did I receive these proxy materials?	How do I vote by mail?

The Board of Directors of Capital One Financial Corporation (“Capital One” or the “Company”) is providing you these materials in connection with Capital One’s 2007 Annual Stockholder Meeting (the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting and entitled to vote on the items of business outlined in this proxy statement.	Complete, sign and date the proxy card or voting instruction card enclosed with this proxy statement and return it in the enclosed prepaid envelope.
How do I vote by telephone or on the Internet?
Can I attend the Annual Meeting?

If you held Capital One shares of common stock as of the close of business on February 28, 2007, the record date for the Annual Meeting, you can attend the Annual Meeting. Because seating is limited, only you and a guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid picture identification and proof of Capital One stock ownership as of the record date. If you hold Capital One stock in a brokerage account (“street name”), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the meeting.

You can also vote by telephone or electronically via the Internet. The telephone and Internet voting procedures are designed to authenticate your identity, to allow you to vote your shares or give voting instructions, and to confirm that your instructions have been properly recorded. If you hold shares registered in your own name through Capital One’s stock transfer agent, Computershare, N.A. (“Computershare”), formerly known as EquiServe Trust Company, N.A., you may vote telephonically by calling 1-800-652-VOTE (8683) or electronically via the Internet at www.investorvote.com.

If you hold Capital One stock in “street name” through a broker, bank or other nominee participating in the ADP program (see below), you may vote those shares by calling the telephone number or via the Internet as set forth on the voting form that your bank or brokerage firm provided you with this proxy statement.

Am I entitled to vote?

Votes submitted telephonically or via the Internet through the ADP program or Computershare’s program must be received by 11:59 PM (EST) on April 25, 2007.

In order for you to be able to vote your Capital One shares, our records must show that you held your shares as of the close of business on February 28, 2007. All stockholders of record are entitled to one vote per share of common stock held for each matter submitted for a vote at the meeting. Cumulative voting for the election of directors is not permitted. On February 28, 2007, there were 411,338,664 shares of Capital One’s common stock issued and outstanding.	Please be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by you.
How do I vote in person?
How do I vote?	All stockholders of record may vote in person at the Annual Meeting. You may also be represented by

You may vote using any of the following methods:

•    By mail

•    By telephone

•    Via the Internet, or

•    In person at the Annual Meeting.

The individuals identified on the proxy card will vote your
shares as you designate when you cast your vote by
signing and mailing the proxy card, by telephone or via
the Internet. If you submit a duly executed proxy card but
do not specify how you wish to vote your shares, the
persons named in the proxy card will vote the shares
represented by that proxy as recommended by the Board
of Directors: in favor of Items 1, 2 and 3, and against
Item 4.

another person at the Annual Meeting by executing a
proper proxy designating that person. If you hold
Capital One shares through a broker, bank or other
nominee, you must obtain a legal proxy from that
institution and present it to the inspectors of election
with your ballot to be able to vote at the Annual
Meeting.

How do I vote my 401(k) shares?	Can I revoke my proxy?

If you participate in the Capital One Associate Savings Plan (the “Savings Plan”), you may vote the number of shares equivalent to your interest, if any, in the Capital One Pooled Stock Fund as credited to your account on the record date. You may vote by giving instructions to Ameriprise Financial, Inc., the trustee, via the voting instruction card being mailed with this proxy statement to plan participants, by telephone or via the Internet. The trustee will vote your shares in accordance with your duly executed instructions received by April 26, 2007. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

If your shares are held in street name, you may revoke any proxy that you have previously granted or change your vote at any time prior to the final tallying of votes by contacting the brokerage firm or bank that holds your shares.

If you are a registered stockholder and hold your shares through Capital One’s transfer agent, Computershare, you may revoke any proxy that you have previously granted or change your vote at any time prior to the final tallying of votes by entering your new vote via Computershare’s electronic voting system at www.eproxyvote.com/cof, using your account, control and pin numbers first indicated on the proxy card.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Capital One’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” The proxy statement, the 2006 Annual Report and the proxy card have been sent directly to you by Capital One. As the stockholder of record, you have the right to grant your voting proxy directly to Capital One or to a third party, or to vote in person at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other holder. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following the instructions on the card for voting by telephone or on the Internet.

Your broker, trustee or nominee has the discretion to vote on routine corporate matters presented in the proxy materials without your specific voting instructions, but with respect to any non-routine matter over which the broker, trustee or nominee does not have discretionary voting power, such as an amendment to the certificate of incorporation. Your shares will not be voted without your specific voting instructions. If you hold your shares in “street name”, you, the beneficial owner, are not the stockholder of record, and therefore you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

You may also revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•      Delivering a written notice of revocation to Capital One’s Corporate Secretary at the address on the Notice of Annual Meeting;

•      Executing and delivering to the Corporate Secretary a later-dated proxy; or

•      Attending the meeting and voting in person.

Will a list of stockholders be made available?

Capital One will make a list of stockholders available at the Annual Meeting and, for ten days prior to the meeting, at our offices located at 1680 Capital One Drive, McLean, Virginia, 22102. Please contact Capital One’s Corporate Secretary at (703) 720-1000 if you wish to inspect the stockholders list prior to the Annual Meeting.

How much did the solicitation cost?

This proxy statement and the proxy card are being mailed and made available on the Internet at Capital One’s website at www.capitalone.com on or about March 23, 2007. The cost of preparing, assembling and mailing the proxy card, this proxy statement, and other enclosed materials, and all clerical and other expenses of solicitations will be at the expense of Capital One. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for an aggregate fee of $15,000, plus reasonable out-of-pocket expenses.

Who will count the vote?
Votes will be tabulated by the Inspector of Elections. The Board of Directors has appointed a representative of Computershare to serve as the Inspector of Elections.

Can I get Capital One’s proxy materials delivered to me electronically next year?	What constitutes a quorum?

Consistent with the new Securities and Exchange Commission (“SEC”) rules on internet availability of proxy materials, Capital One will furnish proxy materials to stockholders by posting them on its website.

A notice will be sent to you by regular mail informing you that the materials are available and explaining how to access these materials online or how to request paper copies of the materials. Capital One will not send you paper copies of these materials by mail unless you request them. Because electronic delivery could save Capital One a portion of the costs associated with printing and mailing materials, we encourage you to choose electronic delivery. We hope that you find this service convenient and useful.

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of Capital One’s shares entitled to vote are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes, other than where stated, will be counted in determining the quorum, but neither will be counted as votes cast.
How do I sign up to receive the proxy materials electronically?	What are the Board’s recommendations?

If you hold shares at a brokerage firm or bank participating in the ADP program, you may enroll for electronic delivery at the website www.investordelivery.com. If you hold shares in your own name that are registered with Computershare, you can enroll at the website www.econsent.com/cof. Your enrollment will be effective until you revoke it.

By enrolling for electronic delivery, you are stating to Capital One that you currently have access to the Internet and expect to have access in the future.

If you do not enroll for electronic delivery, the electronic copy of proxy materials will still be furnished to you via Capital One’s website, unless you request to receive paper copies of the materials.

Unless you give other instructions when you return your proxy card, the individuals named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors as follows:

•      For election of the nominated slate of directors (see page 76);

•      For ratification of the selection of Ernst & Young LLP as Capital One’s independent auditors for 2007 (see page 77);

•      For the approval of the Company’s Amended and Restated Certificate of Incorporation (see page 78); and

•      Against the stockholder proposal (see page 79)

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

What vote is necessary to approve each item?
What is “householding”?	Item 1 on the proxy card requests your vote for the three directors who are candidates for election this year. You may cast or withhold your vote for each of

The householding process benefits both you and Capital
One. Under this procedure, Capital One can send a single
copy of the notice to one or more stockholders residing at
the same address. When paper copies of the materials are
requested, householding helps Capital One reduce a portion
of our printing and mailing costs.

A notice with separate identification or control numbers will be sent for each account at the shared address, or separate
notices for each householded account may be included in a
single envelope, in order to enable each account to execute
a separate proxy.

If you request paper copies and would like to receive
separate materials, please contact Capital One’s Investor
Relations department at our address on the front cover of
this proxy statement, or by telephone at (703) 720-1000, and we will promptly deliver the requested copies. If you would
like to receive separate copies of future Capital One proxy
statements and annual reports, or if you are currently
receiving multiple copies and would like to request
householding in the future, please contact your broker or
Capital One’s Investor Relations department.

the nominees. The affirmative vote of a plurality of the
votes cast at the meeting is required to elect directors. A
decision to withhold authority to vote will not be counted
as a vote cast for the election of directors.

On January 25, 2007, the Board, in its continuing review
of corporate governance matters, determined that it is in
the best interests of Capital One and its stockholders to
amend Capital One’s Restated Bylaws (the “Bylaws”) and
its amended and Restated Certificate of Incorporation (the
“Certificate of Incorporation”) to allow for majority voting in uncontested elections of Directors. For more information
on this matter, please refer to Section XII.

What vote is necessary to approve each item? (continued)

On December 9, 2005, Capital One amended its Corporate Governance Principles to require any director nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation within five days of the election for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee must issue a recommendation regarding the resignation to the Board, which must then decide whether or not to accept the resignation within 90 days of the receipt of the resignation, and publicly disclose its determination and reasoning within four business days thereafter. You may access the full text of this policy on the Investors section of Capital One’s website at www.capitalone.com. Please also refer to Item 3 on the proxy card, which would permit Capital One to implement a majority vote standard for director elections rather than the current plurality requirement.

Item 2, the ratification of the selection of Ernst & Young LLP as Capital One’s independent auditors for 2007, will be approved if a majority of the votes cast on the proposals are voted in favor of the proposal. Abstentions are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Item 2.

Item 3, the approval of the amendments to the Amended and Restated Certificate of Incorporation, must be approved by 80% of Capital One’s shares outstanding. If you do not vote or if you abstain from voting on the approval of the Amended and Restated Certificate of Incorporation, your action will therefore have the same effect as a vote against the proposal.

Item 4, the consideration of a stockholder proposal, will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal. Abstentions are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to item 4.

Under New York Stock Exchange (the “NYSE’) rules, if you hold your shares through a broker and you do not submit voting instructions, your broker will have discretionary authority to vote your shares according to the recommendations of the Board of Directors for each item presented at the Annual Meeting. If you do not submit voting instructions your broker may vote your shares in favor of Items 1 and 2, but your broker will not vote your shares with respect to Items 3 and 4.

SECTION II – GOVERNANCE OF CAPITAL ONE

Corporate Governance – General

Capital One is committed to strong corporate governance. Our governance practices not only comply with all governance laws, rules and regulations, including the Sarbanes-Oxley Act of 2002 and NYSE listing standards, but also incorporate many emerging trends as key components of Capital One’s controls and governance program. The Board of Directors believes that these practices are key to the continued financial success and growth of Capital One.

Corporate Governance Principles

We believe that sound corporate governance is important to the ethical and effective functioning of the Board, its committees and Capital One as a whole. It is also critical to preserving the trust of our stakeholders, including investors, employees, customers, suppliers, governmental entities and the general public.

The Board of Directors has therefore adopted Corporate Governance Principles to formalize the Board’s governance practices and its view of effective governance. The Board of Directors monitors governance developments and practices and reviews the Corporate Governance Principles periodically to ensure Capital One continues to implement effective governance practices. Capital One’s Corporate Governance Principles are available free of charge on the corporate governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary.

Code of Business Conduct and Ethics

Capital One is committed to maintaining a reputation for honesty, fair dealing and integrity. This can only be achieved if the Board of Directors and all employees conduct their business affairs with the utmost integrity and ethical commitment. The purpose of Capital One’s Code of Business Conduct and Ethics is to guide ethical actions and working relationships by Capital One’s directors, officers and employees with investors, current and potential customers, fellow employees, competitors, governmental entities, the media and other third parties with whom Capital One has contact.

The Board of Directors has therefore adopted the Code of Conduct, which applies to all Capital One directors and most associates, including Capital One’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions. All other Capital One associates are subject to the Hibernia Code of Conduct or the North Fork Code of Conduct which apply to associates in the respective organizations recently acquired by Capital One. As we fully integrate these two organizations into Capital One in 2007, Capital One’s Code of Conduct will apply to all of the associates of the Company. The Code of Conduct, as amended from time to time, is available free of charge on the corporate governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary. Capital One posts on its website any waiver under the Code of Conduct granted to any of its directors or executive officers and will disclose such waivers through a filing with the SEC on Form 8-K within four business days of the granting of the waiver.

Board Composition and Meetings

The Board of Directors oversees Capital One’s business and directs its management. The Board does not involve itself with the day-to-day operations and implementation of Capital One’s business. Instead, the Board meets periodically with management to review Capital One’s performance, risks and business strategy. Directors regularly consult with management to keep themselves informed about Capital One’s progress. The full Board met nine times during 2006. Each director attended at least 75% of the aggregate of the meetings of the Board and the committees on which the director served during the year. The independent directors on the Board meet in executive session (without the presence of management) at least five times each year.

Capital One expects all of its directors to attend the Annual Meeting. In 2006, all directors then serving attended the Annual Meeting.

Director Independence

The Board has assessed whether each of its non-employee members is “independent” under Capital One’s Director Independence Standards, as described below. These standards, which have been adopted by the Board as part of Capital One’s Corporate Governance Principles, reflect, among other things, the director independence requirements set forth in the listing standards of the NYSE and other applicable legal and regulatory rules, and describe certain relationships that the Board has determined to be immaterial for purposes of determining director independence. The Governance and Nominating Committee of the Board is responsible for assessing the independence and qualifications of the members of the Board and makes recommendations thereon to the full Board. The Board has determined that each of Mr. Campbell, Mr. Dietz, Mr. Gross, Ms. Hackett, Mr. Hay, Mr. Leroy, Mr. Shattuck and Mr. Westreich is independent under the standards and (i) has no relationships with Capital One other than as a director or stockholder of Capital One or (ii) only has relationships with Capital One that are deemed to be “immaterial” under the standards.

Director Independence Standards

A director qualifies as independent from management for purposes of service on the Board and its committees if the Board has determined that the director has no material relationship with Capital One, either directly or as a partner, stockholder or officer of an organization that has a relationship with Capital One. “Material relationships” include those described in the standards below. In addition, if any relationship or transaction of a type not specifically mentioned in these standards exists, the Board, taking into account all relevant facts and circumstances, may determine that the existence of such other relationship or transaction is material and could impair the director’s exercise of independent judgment.

Directors must notify the Board of any change in circumstances that may place his or her independence at issue. If so notified, the Board will reevaluate, as promptly as practicable thereafter, such director’s independence.

Material Relationships: Any transaction or relationship described below is presumed material for purposes of the Board’s determination of whether a director is independent:

•

The director is, or has been within the last three years, an employee of Capital One or any of its consolidated subsidiaries or an immediate family member is, or has been within the last three years, an executive officer of Capital One.

•

The director has received, or has an immediate family member (as defined in the listing standards of the NYSE) who has received, during any twelve month period within the last three years, more than $100,000 in direct compensation from Capital One, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

The director or an immediate family member is a current partner of Capital One’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Capital One’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Capital One’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Capital One for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•

If the director serves on Capital One’s Audit and Risk Committee, then he or she (i) does not accept any consulting, advisory or other compensatory fee from Capital One, directly or indirectly, other than in such director’s capacity as a member of the Board of Directors and any Committee; and (ii) is not an affiliated person (as defined under the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules thereunder) of Capital One.

Immaterial Relationships: Any transaction or relationship described below is presumed immaterial for purposes of the Board’s determination of whether a Director is independent:

•	Any relationship between Capital One and an entity where a director serves solely as a non-management director.
•

Any transaction between Capital One and a director, a director’s primary business affiliation, a director’s immediate family member, or such immediate family member’s primary business affiliation, that does not fall under any of the tests listed above and that meets the following criteria: (i) the transaction was in the ordinary course of business of Capital One; (ii) the transaction was on substantially the same terms (including, if applicable, interest rates and collateral) as those prevailing at the time for comparable transactions by Capital One with non-affiliated persons; and (iii) if such transaction involved an extension of credit, Capital One followed credit underwriting procedures that are not less stringent than those prevailing at the time for comparable transactions by Capital One with non-affiliated persons, the extension of credit was made in compliance with applicable law (including Regulation O of the Board of Governors of the Federal Reserve System and the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules thereunder) and the extension of credit does not involve more than the normal risk of repayment or present other unfavorable features.

•

Any transaction involving discretionary contributions by Capital One (excluding for this purpose matching funds paid by Capital One as a result of contributions by the director) to a not-for-profit organization, foundation or university in which a director serves or has within the past three years served as an executive officer which does not exceed the greater of $1 million or 2% of that entity’s charitable receipts.

The Board will deem these standards automatically updated to reflect any changes made to the NYSE listing standards and interpreted in the same manner as such rules.

Related Person Transactions

Capital One’s policies and procedures for the review, approval or ratification of related party transactions are set forth in the Charter of the Governance and Nominating Committee, the Code of Conduct and internal written standards and procedures. The Charter of the Governance and Nominating Committee requires it to review on an annual basis any transactions involving Capital One and any of its directors, executive officers or their immediate family members and, as appropriate, to consider potential conflicts of interest or the appearance of potential conflicts of interest, as well as issues relating to director independence. The Committee performs this review each year based on the information provided by each director and executive officer on an annual questionnaire and through a review of Capital One’s internal systems for payments that could indicate the presence of a related party transaction. In developing its assessment and recommendation regarding related party transactions to the Board of Directors, the Committee relies upon internal written standards that set forth specific permitted and prohibited transactions, as well as standards for evaluating activities or relationships that are neither specifically permitted nor prohibited. These standards include the degree to which the activity or relationship could impair the director’s or executive officer’s objective decision-making and the potential perspective of third parties on the activity or relationship.

Internal written procedures require that any potential conflict of interest, including related party transactions, involving Capital One and any of its directors, executive officers or their immediate family members be reviewed by the General Counsel and, if the General Counsel believes that such relationship could create a conflict of interest or require disclosure as a related party transaction, by the Governance and Nominating Committee (in the case of an executive officer) or the disinterested members of the Board of Directors (in the case of a director).

Capital One had two reportable related party transactions in 2006. The spouse of Mr. Klane, an executive officer of the Company, is an employee of the Company and serves as an attorney in the legal department. Her compensation for fiscal year 2006 included a base salary for 2006, and a cash bonus and long-term incentives (restricted stock and option grants) awarded in March 2006 for her services in fiscal year 2005. The maximum total compensation for her job title, and for which she was eligible, for fiscal year 2006 was $646,319.

Additionally, as described in the July 11, 2006 proxy statement that we and North Fork Bancorporation, Inc. filed with the SEC with respect to our acquisition of North Fork, Mr. Kanas received a number of benefits and payments from North Fork in connection with the merger arising from his position as an executive and director of North Fork. Following our acquisition of North Fork, Mr. Kanas joined our Board of Directors and became President of our Banking Business Segment. Pursuant to the terms of Mr. Kanas’ agreements with North Fork, following the merger he received an approximate $13.3 million payment due upon the change in control, and we paid to the Internal Revenue Service approximately $107.6 million to satisfy income and excise tax obligations imposed on Mr. Kanas under Section 4999 of the Code.

In order to ensure Mr. Kanas’ continued services to Capital One as President of the Banking Segment and to ensure the smooth integration of our organizations, the Company and Mr. Kanas entered into a restricted share agreement effective as of the closing of the merger. Pursuant to such agreement Mr. Kanas was granted an award of restricted shares with a grant date fair market value of $24 million. These restricted shares will vest and become free of restrictions on December 1, 2009, which is the third anniversary of the completion of the merger, subject to Mr. Kanas’ continued employment with Capital One. The agreement contains five year non-competition, non-solicitation covenants and provides that the vesting of the restricted shares will accelerate upon certain conditions including Mr. Kanas’ departure from the Company for “good reason”, a termination without “cause,” or upon a transaction following completion of the merger that results in a “change in control” of Capital One. If any amounts or benefits received under the restricted share agreements are subject to the excise tax imposed under Section 4999 of the Code, an additional payment will be made to restore Mr. Kanas to the after-tax position that he would have been in if the excise tax had not been imposed.

Mr. Kanas will receive a salary of $1 per year and employee benefits and perquisites commensurate with those provided to other similarly situated executive officers of Capital One.

Committees of the Board

In order to assist it in fulfilling its functions, the Board of Directors conducts business through four committees: the Audit and Risk Committee, the Compensation Committee, the Governance and Nominating Committee and the Finance and Trust Oversight Committee. Pursuant to our Corporate Governance Principles and applicable law, the Audit and Risk, Compensation, and Governance and Nominating Committees are comprised solely of independent directors. The chair of each committee determines the frequency, length and agenda of meetings for his or her committee in accordance with such committee’s charter and in consultation other members of the committee and with appropriate members of management, and establishes an annual calendar of topics for consideration by the committee. The chair of each committee may also seek comments on key issues from other directors who are not on the committee, and reports on committee activities to the full Board. Below is a description of each committee.

Committee Charters

Copies of the charter of each Committee are available free of charge on the Corporate Governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary at the address set forth on the Notice of Annual Stockholder Meeting.

Audit and Risk Committee

Description	The Audit and Risk Committee is generally responsible for overseeing Capital One’s accounting, financial reporting, internal controls and risk assessment and management processes.

Key Responsibilities

•   Monitor the integrity of Capital One’s financial statements and internal controls;

•   Monitor Capital One’s compliance with legal and regulatory requirements;

•   Review the qualifications, independence and performance of Capital One’s independent auditor;

•   Appoint, compensate, retain and oversee Capital One’s independent auditor;

•   Assess the performance of Capital One’s internal auditor; and

•   Monitor the processes by which management assesses and manages risk.

Financial Expert	Although other members of the Audit and Risk Committee may qualify as “audit committee financial experts” under the Sarbanes-Oxley Act of 2002 and the rules of the SEC thereunder, the Board has designated Mr. Dietz as the “audit committee financial expert.”

Charter	In January 2007, the Board of Directors and the Audit and Risk Committee approved the committee’s amended and restated Charter. A copy of the Charter is included in this proxy statement as Appendix A.

2006 Meetings	During 2006, the Audit and Risk Committee met fourteen times.

Governance and Nominating Committee

Description	The Governance and Nominating Committee assists the Board of Directors with respect to a variety of corporate governance matters and practices.

Key Responsibilities

•   Advise the Board on its organization, membership and function;

•   Identify and recommend director nominees and the structure and membership of each committee of the Board;

•   Advise and recommend action on corporate governance matters applicable to Capital One; and

•   Oversee the Board’s and the Chief Executive Officer’s annual evaluation process.

The Independent Directors of the Board meet at least annually in executive session, both with and without the Chief Executive Officer, to conduct the Chief Executive Officer’s evaluation.

Presiding Director	The Chair of the Governance and Nominating Committee, currently Mr. Gross, presides at executive sessions of non-management directors. Interested parties may make their concerns known to the Board or non-management directors as a group by contacting the Chair of the Governance and Nominating Committee. Detailed information on how to contact the Presiding Director is contained in the section entitled “How to Contact the Board and the Presiding Director.”

Charter	In January 2007, the Board of Directors and the Governance and Nominating Committee re-approved the committee’s amended and restated Charter.

2006 Meetings	During 2006, the Governance and Nominating Committee met six times.

Compensation Committee

Description	The Compensation Committee assists the Board by managing and monitoring officer titles and compensation; overseeing and recommending benefit plans for the associates of Capital One for the approval of the Board; recommending compensation and benefit plans for the directors, the Chief Executive Officer and senior management to the Board’s independent directors; and reviewing and recommending Capital One’s Compensation Discussion and Analysis disclosure for inclusion in this proxy statement.

Key Responsibilities

•   Recommend director compensation to the Independent Directors;

•   Recommend to the Board of Directors officers for election or re-election or the manner in which such officers will be chosen;

•   Evaluate and recommend to the independent directors the Chief Executive Officer’s compensation in light of the committee’s assessment of his performance and anticipated contributions with respect to Capital One’s strategy and objectives;

•   Recommend the hiring, promotion, titling, salary levels, incentive awards and termination arrangements for executive officers, other than the Chief Executive Officer, to the Independent Directors;

•   Oversee other compensation and benefit programs and recommend benefit plans to the Board for approval; and

•   Administer Capital One’s 2004 Stock Incentive Plan, the Stock Purchase Plans and other employee benefit plans.

In addition, the Independent Directors of the Board meet concurrently with the Compensation Committee, as appropriate, to review and approve the compensation level for the Chief Executive Officer and of other executive officers.

The Committee may also delegate authority of certain responsibilities to subcommittees or members of management as the Committee deems appropriate and as permitted by law.

Compensation Committee Consultant

The Committee has authority to retain and terminate special legal or other consultants and to approve such consultants’ fees and other retention terms. In exercise of such authority the Committee has retained the services of Frederic W. Cook & Co., Inc., an independent executive compensation consulting firm (the “Consultant”). The Consultant reports to the Chair of the Committee and its engagement may be terminated by the Committee at any time.

The Committee determines the scope and nature of the Consultant’s assignments. In 2006, the Consultant:

•   provided independent competitive market data and advice related to chief executive officer and director compensation levels and the design of incentive programs, including development of a comparator group of companies similar to Capital One for these purposes;

•   reviewed management-developed market data and recommendations on the design of executive compensation programs;

•   reviewed Capital One’s compensation levels, performance and the design of incentive programs as compared to an industry comparator group; and

•   provided information on executive and director compensation trends and analyses of the implications of such trends for Capital One.

The Consultant generally attends the Committee meetings upon the Chairman of the Committee’s request, including executive sessions of the Committee and the independent directors to review and approve the Chief Executive Officer’s and the directors’ compensation.

The services provided by the Consultant are limited in scope as described above and the Company does not use the Consultant for any other services.

Charter	In January 2007, the Board of Directors and the Compensation Committee approved the Committee’s amended and restated Charter. A copy of the Charter is included in this proxy statement as Appendix B.

2006 Meetings	During 2006, the Compensation Committee met seven times. The Committee generally approves the Chief Executive Officer’s compensation for the upcoming year in December, the other executive officers’ compensation in February and the directors’ compensation in April of each year.

Finance and Trust Oversight Committee

Description	The Finance and Trust Oversight Committee assists the Board of Directors in overseeing Capital One’s management of liquidity, capital and financial risks, as well as the trust activities of Capital One, National Association and North Fork Bank, subsidiaries of Capital One.

Key Responsibilities

•   Monitor Capital One’s significant capital and funding transactions;

•   Monitor liquidity and financial risks, as well as Capital One’s fiduciary activities and exposures;

•   Oversee Capital One’s debt funding and capital programs;

•   Oversee establishment and monitor execution of Capital One’s wholesale and retail funding plans;

•   Recommend the payment of dividends on Capital One’s common stock to the Board of Directors;

•   Exercise general oversight of the trust activities of Capital One’s subsidiary banks; and

•   Report on the Committee’s oversight of market and liquidity risks to the Audit and Risk Committee annually.

Charter	In January 2007, the Board of Directors and the Finance and Trust Oversight Committee re-approved the Committee’s amended and restated Charter.

2006 Meetings	During 2006, the Finance and Trust Oversight Committee met four times.

Committee Membership

The table below provides a summary of the Board’s current committee structure, membership and related information.

Chairperson	Member	Audit Committee Financial Expert

	Audit and Risk Committee	Compensation Committee	Finance and Trust Oversight Committee	Governance and Nominating Committee

E.R. Campbell

W. Ronald Dietz

Patrick W. Gross

Ann Fritz Hackett

Lewis Hay, III

Pierre E. Leroy

Mayo A. Shattuck, III

Stanley I. Westreich

Director Nomination Process

The Governance and Nominating Committee considers and makes recommendations to the Board concerning nominees to create or fill open positions within the Board. It is Capital One’s policy that stockholders may propose nominees for consideration by the committee by submitting the names and other relevant information to the Corporate Secretary, with a copy to the chair of the committee, at the address set forth on the Notice of Annual Stockholder Meeting.

Director candidates, other than current directors, may be interviewed by the chair of the Governance and Nominating Committee, other directors, the Chief Executive Officer and/or other members of senior management. The Committee considers the criteria described below, as well as the results of interviews and any background checks the Committee deems appropriate, in making its recommendation to the Board. The Committee also considers current directors for re-nomination in light of the criteria described below and their past and potential contributions to the Board.

Consideration of Director Nominees

All director candidates, including those recommended by stockholders, are evaluated on the same basis. These criteria include:

•   Candidates will represent diversity of experience and possess a strong educational background, substantial tenure and breadth of experience in leadership capacities, and business and financial acumen.

•   Candidates may also be selected for their background relevant to the Company’s business strategy, their understanding of the intricacies of a public company, their international business background, and for their experience in risk management.

•   Other relevant criteria may include a reputation for high personal and professional ethics, integrity and honesty, good character and judgment, the ability to be an independent thinker, diversity of background and perspective and an inquisitive and objective viewpoint.

The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of Capital One’s business.

New Directors elected during 2006

Mr. Kanas, former Chair of the Board of Directors of North Fork Bancorporation, Inc., joined the Board in December 2006 as part of Capital One’s acquisition of North Fork. The Governance and Nominating Committee and the Board approved Mr. Kanas’ appointment to the Board after evaluating his qualifications in accordance with the criteria described above.

How to Contact the Board and the Presiding Director

Interested parties may make their concerns known to the Board or non-management directors as a group by contacting the Presiding Director, care of the Corporate Secretary, at the address below:

Chair of Governance and Nominating Committee

c/o Corporate Secretary’s Office

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

Communications may also be sent to individual directors at the same address.

The Corporate Secretary reviews all communications sent to the Board, committees or individual directors and forwards all substantive communications to the appropriate parties. Communications to the Board, the non-management directors or any individual director that relate to Capital One’s accounting, internal accounting controls or auditing matters are referred to the Chair of the Audit and Risk Committee and Capital One’s Chief Internal Auditor, Mr. Thomas Emerson. Other communications are referred to the Presiding Director, the chair of the appropriate committee, and/or the specified director, as applicable.

Information about our Directors and Executive Officers

Capital One’s current executive officers and directors who are nominated for election or who are continuing to serve their terms after the Annual Meeting are listed below with a brief description of their business experience for the past five years.

Directors

Richard D. Fairbank, 56 Chairman, Chief Executive Officer and President	Edward R. “Bo” Campbell, 66 Director

Mr. Fairbank has been Chairman of the Board of Directors of Capital One since February 28, 1995. He has been Chief Executive Officer and a director since July 26, 1994 and has additionally served as President since April 24, 2003. Mr. Fairbank is Chairman of the Board of Directors of Capital One’s principal subsidiaries, Capital One Bank (“the Bank”), Capital One, F.S.B. (the “Savings Bank”), Capital One, National Association and North Fork Bank. He is Chief Executive Officer of the Bank, the Savings Bank and North Fork Bank.	Prior to the merger with Capital One, Mr. Campbell was Chairman of the Board of Hibernia Corporation and Hibernia National Bank. Mr. Campbell had served as a director of Hibernia Corporation since 1994. He is now a director of Capital One, Capital One, National Association and North Fork Bank. He is active in oil and gas, and land and timber investments.

W. Ronald Dietz, 64 Director	Patrick W. Gross, 62 Director

Mr. Dietz is a director and President of W.M. Putnam Company, a nationwide provider of both outsourced facilities management services to companies with networks of smaller offices or retail stores, as well as the outsourced supply and internal distribution of office consumables to large companies. Mr. Dietz joined W.M. Putnam Company in January 2002. Mr. Dietz is also Managing Partner of Customer Contact Solutions, LLC, an advisory firm providing a broad range of customer treatment and strategic advice. He has been a director of Capital One since February 28, 1995. Mr. Dietz is also a director of the Savings Bank, Capital One, National Association and North Fork Bank.	Mr. Gross is Chairman of The Lovell Group, a private business and technology advisory and investment firm. Mr. Gross was a founder of, and served in a variety of positions from 1970 to 2002 at, American Management Systems, Inc., (“AMS”), an information technology consulting, software development, and systems integration firm. He has been a director of Capital One since February 28, 1995. He is also a director of the Savings Bank, Capital One, National Association and North Fork Bank. Mr. Gross is a director of Waste Management, Inc., Career Education Corporation, Liquidity Services, Inc., Taleo Corporation and Mobius Management Systems, Inc.

Ann Fritz Hackett, 53 Director	Lewis Hay, III, 51 Director

Ms. Hackett has been President of Horizon Consulting Group, LLC, since 1996. Horizon Consulting Group provides strategic, organizational, and human resources advice to clients. Ms. Hackett has been a director of Capital One since October 27, 2004 and is a director of the Savings Bank, the Bank and North Fork Bank. Ms. Hackett served as a director of Woodhead Industries, Inc. from 1997 to 2006 when the company was acquired by Molex, Inc.	Mr. Hay has been Chairman and Chief Executive Officer of FPL Group, Inc., an organization focused on energy related products and services, since January 2002. He joined FPL Group, Inc. in 1999 as Vice President, Finance and Chief Financial Officer and became President of FPL Energy, LLC in March 2000. He became CEO of FPL Group in June 2001. He has been a director of Capital One since October 31, 2003. He is also a director of the Bank and Capital One, National Association. Mr. Hay is also a director of Harris Corporation.

John Adam Kanas, 60 Director and President, Banking	Pierre E. Leroy, 58 Director

Prior to the merger with Capital One, Mr. Kanas served as Chairman, President and CEO of North Fork Bancorporation, Inc. and North Fork Bank and Chairman of Superior Savings of New England, N.A., a subsidiary of North Fork Bancorporation, Inc. He is now Chief Executive Officer and a director of North Fork Bank, and Superior Savings of New England, N.A. and a director of Capital One and Capital One, National Association. As President, Banking Mr. Kanas is responsible for overseeing Capital One’s banking business.	Mr. Leroy served as president of the Worldwide Construction & Forestry Division and the Worldwide Parts Division for Deere & Company, and as an officer of the company. Mr. Leroy serves on the Board of Directors for Fortune Brands, as the Presiding Director for ACCO Brands, and as a director on the Boards of Nuveen Investments, Inc. and the Quad City Symphony Orchestra Association. Mr. Leroy became a director of Capital One in 2005 and is now a director of North Fork Bank.

Mayo A. Shattuck, III, 52 Director	Stanley Westreich, 70 Director

Mr. Shattuck has been President and Chief Executive Officer of Constellation Energy Group, a leading supplier of electricity to large commercial and industrial customers, since November 2001 and was elected Chairman of the Board in July 2002. From June 1999 to October 2001, Mr. Shattuck was Co-Chairman and Co-Chief Executive Officer of DB Alex. Brown, LLC and Deutsche Banc Securities, Inc. He has been a director of Capital One since October 31, 2003, and is also a director of the Savings Bank. Mr. Shattuck also serves as a director of Gap, Inc.	Mr. Westreich was President of Westfield Realty, Inc., a real estate development and construction company, from 1965 to 2005. He has been a director of Capital One since July 26, 1994. Mr. Westreich is also a director of the Bank.

Executive Officers

Gregor S. Bailar, 43 Chief Information Officer	Jory Berson, 36 President, U.S. Card

Mr. Bailar joined Capital One in November 2001. He currently is Capital One’s Chief Information Officer and is responsible for all technology activities for Capital One’s businesses globally. Mr. Bailar is also director of Endurance Specialty Holdings Ltd.	Mr. Berson joined Capital One in 1992. He became President, Capital One U.S. Card on June 5, 2006. Mr. Berson has served in the Company’s credit card leadership team and has been involved in several aspects of the card business including marketing, credit management, and operations. Mr. Berson is also the President of the Bank.

John G. Finneran, Jr., 57 General Counsel and Corporate Secretary	Larry A. Klane, 46 President, Global Financial Services

Mr. Finneran joined Capital One in September 1994. He is General Counsel and Corporate Secretary and is responsible for managing Capital One’s legal, governmental affairs, corporate governance, brand, regulatory relations and corporate affairs departments. He also manages Capital One’s internal audit department for administrative purposes.	Mr. Klane joined Capital One in June 2000. He is President, Global Financial Services, responsible for managing Capital One’s domestic diversified businesses, including small business, home loans, installment loans and point of sale, as well as Capital One’s international businesses (U.K. and Canada). He also manages the corporate development function, and is responsible for acquisitions and other high impact transactions. He serves as President and Director of the Savings Bank.

David R. Lawson, 59 President, Capital One Auto Finance	Gary L. Perlin, 55 Chief Financial Officer, Principal Accounting Officer

Mr. Lawson joined Capital One in July 1998 when Capital One acquired COAF, then known as Summit Acceptance Corp., of which he had been President, Chief Executive Officer and a director since March 1995. Since July 1998, Mr. Lawson has served as President, and a director of COAF. From February 2003 to August 2003, he additionally served as Executive Vice President and Chief Financial Officer of Capital One.	Mr. Perlin joined Capital One in July 2003. He is the Chief Financial Officer of Capital One and is responsible for Capital One’s corporate finance, corporate accounting and reporting, planning and financial risk management, treasury and investor relations functions. Mr. Perlin also serves as a director of Capital One, National Association, the Bank and the Savings Bank. From 1998 to July 2003, Mr. Perlin served as Senior Vice President and Chief Financial Officer of the World Bank.

Peter A. Schnall, 43 Chief Risk Officer	Matthew W. Schuyler, 41 Chief Human Resources Officer

Mr. Schnall joined Capital One in August 1996. He is Chief Risk Officer and has responsibility for overseeing Capital One’s credit, compliance, operational and enterprise risk management functions. Mr. Schnall has served as Chief Risk Officer since June 2006. From October 2002 until 2006, he served as Chief Credit Officer. Prior to that appointment, Mr. Schnall held a series of positions managing several divisions within the domestic U.S. credit card business, where he had responsibility for marketing, credit, and portfolio management.	Mr. Schuyler joined Capital One in April 2002 and has been responsible for Capital One’s human resources and corporate real estate departments since April 2003. As Chief Human Resources Officer, Mr. Schuyler oversees Capital One’s people strategy, recruitment efforts, development programs, human capital initiatives and real estate portfolio. From June 2000 to April 2002, Mr. Schuyler was a Vice President of Human Resources at Cisco Systems.

SECTION III – SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of February 15, 2007, based on Schedule 13G filings submitted to the SEC, Capital One was aware of the following beneficial owners of more than 5% of Capital One’s common stock.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Dodge & Cox (3) 555 California Street, 40th Floor San Francisco, CA 94104	23,658,914	5.8%

(1)	Beneficial ownership is determined by Rule 13d-3(d)(1) under Securities and Exchange Commission (“SEC”) rules and regulations. The information contained in this table is based on Schedule 13G reports filed with the SEC and the ownership interests indicated are current only as of the dates of filing with the SEC, as indicated below.

(2)	All percentage calculations are based on the number of shares of common stock issued and outstanding on December 31, 2006, which was 409,925,387.

(3)	On a Schedule 13G (Amendment No. 3) filed on February 13, 2007, Dodge & Cox reported beneficial ownership as of December 31, 2006 of 23,658,914 shares of Capital One’s common stock as a result of acting as investment advisor registered under Section 203 of the Investment Advisers Act of 1940. All shares reported by Dodge & Cox are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Dodge & Cox certified in its Schedule 13G (Amendment No. 3) that the shares of common stock were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One’s common stock, as of January 31, 2007, by our directors and the Named Executive Officers (‘the NEOs”) (as defined herein).

	Number of Shares or Units

Name	Common Stock	Unvested Restricted Stock	Stock issuable upon exercise of Options within 60 days	Total Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Richard D. Fairbank	2,319,985	0	5,944,179	8,371,666(3)		2.04%

Gary L. Perlin	10,176	32,013	203,787	245,976		*

John G. Finneran, Jr.	41,944	13,805	109,717	165,466		*

David R. Lawson	34,354	13,636	87,466	164,849(4)		*

Gregor S. Bailar	0	20,255	203,445	223,700		*

J. Herbert Boydstun	27,710	0	76,505	104,215

E. R. Campbell	38,269	0	1,010	410,115(5)		*

W. Ronald Dietz	5,015	0	116,000	121,015(6)		*

Patrick W. Gross	7,539	0	145,800	153,339(7)		*

Ann Fritz Hackett	4,000	0	1,226	5,226(8)		*

Lewis Hay, III	922	0	11,200	13,928(9)		*

John A. Kanas	152,633	309,858	214,928	677,420(10)

Pierre E. Leroy	0	0	2,100	2,100(11)		*

Mayo A. Shattuck, III	1,589	0	11,200	12,789(12)		*

Stanley Westreich	392,929	0	165,600	714,529(13)		*

All directors and executive officers as a group (18 persons)	3,121,606	460,411	7,824,862	12,072,416	(14)	2.94%

*	Less than 0.5% of the outstanding shares of common stock.

(1)	To Capital One’s knowledge, all executive officers and directors beneficially own the shares shown next to their names either in their sole names or jointly with their spouses, unless we have indicated otherwise. The column “Amount and Nature of Beneficial Ownership” includes: (i) shares of common stock; (ii) shares of common stock subject to options (stock options) and (iii) restricted stock held by each person as indicated in the table granted under Capital One’s 1994 Stock Incentive Plan (the “1994 Stock Incentive Plan”), Capital One’s 1999 Stock Incentive Plan (the “1999 Stock Incentive Plan”), Capital One’s 1995 Non-Employee Directors Stock Incentive Plan (the “1995 Directors Plan”), Capital One’s 1999 Non-Employee Directors Stock Incentive Plan (the “1999 Directors Plan”) and Capital One’s 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”), that are or will become exercisable or that are or will be vested within 60 days of January 31, 2007; and (iii) shares of common stock held by the executive officer under Capital One’s 1994 Associate Stock Purchase Plan or 2002 Associate Stock Purchase Plan (the “Stock Purchase Plans”). Shares of restricted stock have voting rights but not investment power with respect to such shares.

(2)	All percentage calculations are based on the number of shares of common stock issued and outstanding on January 31, 2007, which was 410,693,824.

(3)	Includes 107,502 shares owned by Fairbank Morris, Inc. Mr. Fairbank shares voting and investment power for these shares. Does not include up to 355,410 restricted stock units, which may be issued subject to Capital One’s earnings per share performance relative to its comparator group over the three year period from January 1, 2004 through December 31, 2006 and for which Mr. Fairbank disclaims beneficial ownership.

(4)	Includes 29,393 shares owned by the Lawson Family Trust, for which Mr. Lawson holds voting and investment power. Does not include 14,320 shares held in trust for Mr. Lawson’s family members for which Mr. Lawson disclaims beneficial ownership.

(5)	Includes 181,486 shares owned by Campbell Capital, LLC, 181,486 shares owned by Campbell Capital II, LLC and 7,864 shares owned by the E.R. Campbell Family Foundation for which Mr. Campbell holds voting and investment power. Does not include 2,920 restricted stock units for which Mr. Campbell disclaims beneficial ownership of the underlying shares until the respective vesting dates. Pursuant to the Company’s policy directors must retain all their restricted stock units until their service with the Board ends.

(6)	Does not include 4,500 restricted stock units for which Mr. Dietz disclaims beneficial ownership of the underlying shares until the respective vesting dates and 910 shares held in trust for Mr. Dietz’s child for which Mr. Dietz also disclaims beneficial ownership. Pursuant to the Company’s policy directors must retain all their restricted stock units until their service with the Board ends.

(7)	Does not include 4,500 restricted stock units for which Mr. Gross disclaims beneficial ownership of the underlying shares until the respective vesting dates. Pursuant to the Company’s policy directors must retain all their restricted stock units until their service with the Board ends.

(8)	Does not include 5,150 restricted stock units for which Ms. Hackett disclaims beneficial ownership of the underlying shares until the respective vesting dates and 5,000 shares held by Ms. Hackett’s spouse for which Ms. Hackett disclaims beneficial ownership. Pursuant to the Company’s policy directors must retain all their restricted stock units until their service with the Board ends.

(9)	Includes 1,806 shares held by the Hay Family Limited Partnership, for which Mr. Hay holds voting and investment power. Does not include 4,500 restricted stock units for which Mr. Hay disclaims beneficial ownership of the underlying shares until the respective vesting dates. Pursuant to the Company’s policy directors must retain all their restricted stock units until their service with the Board ends.

(10)	Includes 38,421 shares owned in his supplemental executive retirement plan (“SERP”) and 5,604 shares jointly held with his spouse. Does not include 13,916 shares owned by his spouse and for which Mr. Kanas disclaims beneficial ownership.

(11)	Does not include 3,500 restricted stock units for which Mr. Leroy disclaims beneficial ownership of the underlying shares until the respective vesting dates. Pursuant to the Company’s policy directors must retain all their restricted stock units until their service with the Board ends.

(12)	Does not include 4,500 restricted stock units for which Mr. Shattuck disclaims beneficial ownership of the underlying shares until the respective vesting dates. Pursuant to the Company’s policy directors must retain all their restricted stock units until their service with the Board ends.

(13)	Includes 156,000 shares held in trust, for which Mr. Westreich is the trustee and ultimate beneficiary. Does not include 4,500 restricted stock units for which Mr. Westreich disclaims beneficial ownership of the underlying shares until the respective vesting dates and 67,590 shares held by Mr. Westreich’s spouse and for which Mr. Westreich disclaims beneficial ownership. Pursuant to the Company’s policy directors must retain all their restricted stock units until their service with the Board ends.

(14)	Includes 7,824,862 shares issuable upon the exercise of options for all directors and executive officers as a group and 460,411 shares of common stock subject to trading restrictions. Does not include the shares set forth in footnotes from (3) to (12) above for which the NEOs and Directors disclaim beneficial ownership or a total of 91,474 shares held by or in trust for various family members of other executive officers, and for which such executive officers disclaim beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that Capital One’s executive officers and directors, and persons that beneficially own more than 10% of Capital One’s common stock, file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC and provide copies of these reports to Capital One. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically file these reports on their behalf. Based solely on our review of the copies of such forms in our possession and written representations furnished to us, we believe that in 2006 each of the reporting persons complied with these filing requirements, except for Gregor S. Bailar who filed a late report concerning the disposition of stock to satisfy certain tax withholding obligations associated with the vesting of restricted stock and Peter Schnall who filed a late report concerning the amount of his direct beneficial holdings, both of them due to administrative errors by the Company.

SECTION IV – DIRECTOR COMPENSATION

Director Compensation Objectives

The Compensation Committee is responsible for recommending to all independent directors of the Board compensation for non-employee directors (“directors”). Capital One believes that director compensation should be designed to be market aligned in order to:

•	Attract and retain talented directors, with the skills and capabilities necessary to perpetuate the success of Capital One’s business;
•	Fairly compensate directors for the work required in a company of Capital One’s size and scope; and
•	Recognize the individual roles and responsibilities of the directors.

The Board also believes that compensation should align directors’ interests with the long-term interests of Capital One’s stockholders.

Employee directors do not receive compensation for their service on the Board. Capital One has two employee directors: Mr. Fairbank and Mr. Kanas.

Director Compensation Procedures

Generally, each year, the Compensation Committee reviews the compensation program for Capital One’s directors. In support of this, the Committee’s independent consultant provides competitive compensation data and program recommendations to the Committee for review. The competitive compensation data includes the compensation (cash, equity, and other benefits) of non-employee directors within our comparator group. (The process and development of the comparator group are discussed under the heading Comparator Group Selection in Section V). The Committee considers this information, as well as the consultant’s recommendations, and finalizes a proposed compensation structure. The proposed structure is then reviewed and approved by the full Board of Directors, typically in April.

Based on their review of competitive market data and guidance from the Consultant in the second quarter of 2006, the Committee determined that the existing director compensation program (approved in April 2005) continued to meet Capital One’s objectives and provided an appropriate level of compensation to non-employee Directors. Please see Section II for details on the role and responsibilities of the Consultant.

Director Compensation Structure

Each Director serving on the Board on April 30, 2006 received an annual cash retainer of $70,000. In addition, cash retainers were provided for service as chair of the Board’s committees (see details and amounts below). Each non-employee director also received an annual award of $170,000 restricted stock units (“RSUs”) of Capital One common stock, granted on May 1, 2006.

Each non-employee director was offered the opportunity to elect to forego his or her cash retainer from April 2006 through April 2007 in exchange for a one-time grant of non-qualified stock options with an equivalent Black-Scholes value. The grant date was identified as a date after the date of approval and the Board established a specific number of days (30) from the date of approval in which elections were required. Messrs. Gross, Hay, Leroy and Shattuck elected to forego their cash retainers and meeting fees in favor of such stock options.

Other Benefits

Directors also received reimbursement of their expenses to attend meetings, which on occasion included expenses of their spouses. In 2006, directors did not receive any additional compensation beyond what is disclosed below other than reimbursement of taxes arising from certain income attributable to them in connection with the expenses related to the optional attendance of a spouse or guest at the Board’s annual strategic offsite meeting. Capital One also offered directors the opportunity to direct up to $10,000 annually to be contributed by Capital One to a charitable organization of their choice. All directors elected to make charitable contributions in 2006.

Under the 1994 Deferred Compensation Plan, directors who are not employees of Capital One may voluntarily defer all or a portion of their annual fees and receive deferred income benefits. Directors’ accounts are credited monthly with an interest equivalent in an amount determined by Capital One based on the performance of the portfolio selected by each director. Directors may select for their deferrals to be credited based on the MetLife Stock Index – Class A Portfolio and/or the BlackRock Bond Income – Class A Portfolio. Deferred amounts are not invested directly in these mutual funds but the balance and related earnings are credited monthly by Capital One. In 2006, year to date earnings on these funds was 3.86% for the Bond Portfolio and 14.80% for the Stock Portfolio. Directors that elected this deferral will begin to receive their deferred income benefits in cash when they cease to serve as directors, or earlier if authorized by the Compensation Committee. Upon a change in control of Capital One and unless otherwise indicated by a director, Capital One will pay to each director within thirty days of the change in control, a lump sum cash payment equal to such director’s account balance as of the date of the change in control. In 2005, Mr. Hay elected to defer his January 2006 – April 2006 retainer and meeting fees under this Plan. In 2006, Mr. Westreich elected to defer his May 2006 – April 2007 retainer and meeting fees under this Plan.

Stock Ownership Requirements

Directors are expected to retain all shares of restricted stock or restricted stock units granted by Capital One until their service with the Board ends. The Board evaluates whether exceptions should be made for any case where this requirement would impose a financial hardship on a director. All Board members are in compliance with this requirement.

Compensation of Directors

Directors of Capital One received the following compensation for the period from the Annual Meeting in April 2006 until the Annual Meeting in April 2007, with the exceptions described below.

2006 Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)

E.R. Campbell	$90,000	$190,235	$28,485	—	—	$10,317	$319,037

W. Ronald Dietz	$120,000	$173,188	—	—	—	$10,331	$303,519

Richard D. Fairbank (*)	—	—	—	—	—	—	—

Patrick Gross	—	$173,188	$124,500	—	—	$10,328	$308,016

Ann Fritz Hackett	$120,000	$190,025	$28,385	—	—	$10,186	$348,596

Lewis Hay III	—	$187,726	$144,093	—	—	$12,934	$344,753

John Adam Kanas (*)	—	—	—	—	—	—	—

Pierre Leroy	—	$204,380	$123,215	—	—	$10,315	$337,910

Mayo Shattuck III	—	$187,726	$147,026	—	—	$10,328	$345,080

Stanley Westreich	$90,000	$173,188	$39,034	—	—	$10,336	$312,558

(*)	Messrs. Fairbank and Kanas are the only employee directors on the Board. No compensation is paid for their service as directors. Messrs. Fairbank’s and Kanas’ compensation for their roles as Chairman, CEO and President and as President, Banking are detailed in Sections VI and II, respectively.

(1)	Each non-employee director is eligible to receive an annual cash retainer of $70,000. Compensation for committee service includes retainers for service as chairperson and/or a member of the committees as described under the heading “Committee Membership” in the “Governance of Capital One” section of this proxy statement. In 2006, retainers were paid as follows:

Committee	Chair	Member
Audit and Risk	$40,000	$30,000
Compensation	$20,000	$10,000
Governance and Nominating	$20,000	$10,000
Finance and Trust Oversight	$15,000	$10,000

Each director is given the opportunity to elect to forego his or her cash retainer each year in exchange for a grant of nonqualified stock options with an equivalent Black-Scholes value. For service from April 2006 through April 2007, Messrs. Gross, Hay, Leroy and Shattuck elected to forego their cash retainers and meeting fees in favor of stock options and received 4,600 options, 3,400 options, 4,300 options and 3,600 options, respectively, with an exercise price of $82.615.

Stock-based compensation expense was recorded throughout 2006 in accordance with FAS 123R for all stock option grants outstanding as of January 1, 2006. The FAS 123R Black-Scholes value for each option award granted on May 31, 2006 was based on the following assumptions:

Volatility	Risk-Free Interest Rate	Dividend Yield	Expected Term
28.74%	5.020%	0.13%	4 Years

When the Company makes these equity awards, it assumes a 7% forfeiture rate. The compensation amounts reflected in the table above do not include a reduction for forfeiture.

(2)	Directors serving on the Board on May 1, 2006 received a grant of 2,000 restricted stock units (“RSUs”) of Capital One common stock under Capital One’s 1999 Non-Employee Director Stock Incentive Plan (the 1999 Directors Plan). The units were valued at $86.285, which was the common stock fair market value on the date of grant. A 0% forfeiture rate is assumed for all director RSU grants when expense is recorded. This column includes the current year’s expense for those grants as well as for any other grants that were outstanding and unvested at December 31, 2006.

Outstanding RSU grants held by each director are as follows: E.R. Campbell 2,920; W. Ronald Dietz 4,500; Patrick Gross 4,500; Ann Fritz Hackett 5,150; Lewis Hay III 4,500; Pierre Leroy 3,500; Mayo Shattuck 4,500; and Stanley Westreich 4,500, respectively.

(3)	The options vest one year from the grant date or upon a change in control of Capital One or if the director’s termination of service (other than removal for cause, as defined in their respective award agreements) occurs prior to the one-year anniversary of the grant date. The options expire ten years from the date of grant. Upon termination from Board service, other than by removal for cause, a director will have five years or the remainder of the remaining full option term, whichever is shorter, in which to exercise vested stock options.

The Company recognizes expense for stock options evenly over the vesting period in accordance with FAS 123R. The amounts shown in this column correspond to amounts expensed by the Company in 2006 with respect to options granted to directors in 2006 and prior years.

Outstanding stock options held by each director are as follows: E.R. Campbell 1,010; W. Ronald Dietz 116,000; Patrick Gross 171,400; Ann Fritz Hackett 1,840; Lewis Hay III 14,600; Pierre Leroy 6,400; Mayo Shattuck III 14,800; and Stanley Westreich 165,600, respectively. When the Committee approves grants for directors, the grant date is identified at that time and in no event is the grant date set prior to the date of Committee approval.

(4)	Non-employee members are eligible to defer compensation under the 1994 Deferred Director Compensation Plan, if a deferral election is filed prior to the calendar year in which services are rendered that generate deferrals under the Plan.

(5)	All other compensation includes contributions to a charitable organization(s) of his or her choice in the aggregate amount of $10,000 for each director, a nominal gift, spousal travel and related tax gross-ups.

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Overview

Capital One’s executive compensation program is designed to attract, retain and motivate exceptional leaders with the ability to foster strong business results and ensure the long-term success of the Company. The Compensation Committee (the “Committee”) of the Board of Directors has established specific objectives that capture our overall philosophy towards executive compensation. Our executives’ rewards are strongly linked to the delivery of long-term returns to our stockholders, the achievement of short- and long-term strategic business objectives, individual performance and the demonstration of competencies that are aligned with our values. Each of these elements is discussed in detail in this report.

In 2006, the majority of our executives participated in Capital One’s executive compensation programs under a common structure. Although the Compensation Discussion and Analysis Section focuses on the compensation of our Named Executive Officers (the “NEOs”), the programs described in this Section cover all of our executive officers, including our NEOs, with two exceptions. First, two executive officers joined the Company through recent acquisitions and participated in alternative compensation arrangements that were established through the merger process. These arrangements were designed to focus these executives on achieving a smooth and successful integration and to secure their commitment and retention through a transition period. Second, as has been the case since 1997, our Chairman and Chief Executive Officer participated in a separate and distinct compensation arrangement, comprised almost exclusively of a long-term equity award in lieu of more traditional pay elements. This unique pay package aligns our CEO’s pay almost entirely with returns delivered to our stockholders; he realizes value from his compensation package only if, and to the extent, the stock price increases. We believe that, at this stage in the Company’s development, this package provides the best incentive to focus our CEO on achieving long-term stockholder return.

The structure of executive compensation programs, as well as the resulting pay amounts, is a matter of critical importance to Capital One. Our Board of Directors has established the Committee to assist the Board by recommending, managing and monitoring compensation and benefit plans for our CEO, directors and Executive Officers. All decisions regarding our CEO compensation are made by all of the Independent Directors. For further information about the Committee, please refer to Section II of this proxy statement.

Objectives of our Executive Compensation Programs

Over the long-term, Capital One’s primary goal is to create long-term value for our stockholders. We believe that the quality of our Named Executive Officers and their ability to successfully lead the Company is a critical component of achieving that goal, as are compensation programs that encourage the right outcomes and behaviors. Capital One’s executive compensation programs are intended to achieve the following objectives:

•	Strongly link rewards with the achievement of both business and individual performance objectives
•	Ensure that compensation is based on appropriate consideration of both short- and long-term performance
•	Attract and retain top executive talent, to ensure the ongoing success of our business
•	Align our executives’ interests with those of our stockholders

While our executive compensation programs are designed to achieve these objectives, we also acknowledge that the most effective compensation programs are not formulaic, and any program, if rigidly applied, can have unintended consequences. The Committee exercises its business judgment to ensure that the Company’s compensation programs operate effectively to achieve our goals.

Strongly link rewards with the achievement of both business and individual performance objectives

We have high expectations for our NEOs and believe that their compensation should vary significantly based on the delivery of this expected level of performance. Our compensation program is designed so that a significant portion of each NEO’s compensation is tied not only to the performance of the Company, but also to individual performance. Our incentive programs offer substantial upside opportunity when performance exceeds targets, as well as downside risk when the reverse is true. This reinforces the importance of meeting or exceeding performance objectives.

In order to determine compensation for our NEOs, we evaluate their performance with respect to their achievement of both short- and long-term business objectives and the demonstration of our Company’s core values. Because an NEO’s impact extends to areas such as cultural values and ethical principles, a successful compensation program must reward both the delivery of bottom line business results and the achievement of equally important subjective goals. To this end, our executive compensation program is grounded in annual evaluations of individual performance relative to both financial and non-financial goals. Financial goals generally measure performance against the Company’s stated financial plans, and are described in greater detail below. Non-financial elements of our performance evaluations incorporate assessments of various leadership and professional competencies to ensure that business results are achieved in a manner that is consistent with our values and focus on management talent development.

We also believe that the relative amount of performance-related compensation should increase as an executive’s level of responsibility increases. Our NEOs have the highest relative portion of their total compensation at risk based on performance, with awards tied directly to the achievement of Company and individual performance objectives. In general, approximately 87% of total target compensation for our NEOs in 2006 was based on performance. We believe that this fosters a high degree of accountability for both individual and Company results.

Ensure that compensation is based on appropriate consideration of both short- and long-term performance

Through the design of our compensation programs, we seek to strike a balance that encourages our executives to deliver strong short-term results while making decisions that achieve strategic objectives and build sustained stockholder value over the long-term. Our NEOs are provided both annual cash and long-term incentive opportunities. Long-term incentives incorporate multi-year vesting terms, such that the ultimate value of long-term awards is directly linked to the performance of Capital One stock over a period of years. The particular mix of short-term and long-term incentives provided to NEOs may vary somewhat from year to year, consistent with the goals and objectives of the Company and in light of relevant market trends.

Attract and retain top executive talent, to ensure the ongoing success of our business

We believe that executive talent is a central element of ensuring the future success of our Company. Therefore, retaining and motivating proven talent, as well as recruiting and developing future executive officers, are key goals of our compensation program. We also recognize that the cost of replacing senior executives who have experience, knowledge and a proven track record is high, making the retention and motivation of existing talent particularly critical.

To attract, retain and motivate exceptional leaders, we believe that compensation opportunities at Capital One must be highly competitive with respect to our marketplace for talent. To reflect the high expectations we place on our leaders, we establish target total compensation opportunities that are generally above the median of the marketplace. To align with our compensation objectives, we structure compensation opportunities so that the ultimate value realized by an executive is highly dependent on performance. We believe this characteristic of our program attracts executives who are inclined to take a longer-term, more ownership-oriented approach to their employment.

Align our executive’s interests with those of our stockholders

Our executive compensation program is designed to link a significant portion of our executives’ compensation to the performance of the Company, and to promote stock ownership as a means to align our executives’ interests with those of our stockholders. Our compensation program encourages NEOs to maintain a significant financial stake in the Company by awarding a majority of compensation in equity-based incentives that vest over the long-term, and by establishing specific stock holding requirements that must be met on an annual basis.

Determination of Compensation Packages

The Committee’s ultimate determination of the structure and amount of compensation for each NEO reflects the exercise of its business judgment and is based on a variety of factors. Among other things, the Committee evaluates Capital One’s historical performance and reviews comprehensive market analysis of CEO and executive compensation among the companies in its approved comparator group.

In making pay determinations, the Committee also reviews tally sheets summarizing multiple components of each NEO’s current and historical compensation, as well as the potential value of post-termination arrangements. Compensation data reviewed in 2006 included base salary, annual bonuses, long-term incentive awards, Company contributions to retirement savings plans, and other perquisites and benefits. In addition, the Committee reviewed the accumulated value of prior equity awards both realized and outstanding, as well as estimated payments to each NEO in separation situations such as retirement and change in control.

During the process leading to the Committee’s final pay decisions, the Committee seeks the assistance of their Consultant (see Section II for details on the roles and responsibilities of the Consultant) in gathering data and making recommendations regarding CEO compensation, and relies on management (who uses the assistance of different external consultants) in gathering data and making recommendations regarding compensation for other NEOs. Taking into account the range of information received from various sources, and following its deliberations regarding the Company’s performance, individual performance, and the alignment of the compensation packages with the Company’s compensation program objectives, the Committee, exercising its business judgment, approves specific pay packages for each of the NEOs. With respect to the CEO, the Committee holds its discussions in executive sessions and recommends a final CEO compensation package to the Independent Directors for approval.

Comparator Group Selection

One important input into the Committee’s compensation decisions is market comparison information for a comparator group of companies from the financial services industry. The comparator group represents the marketplace of organizations with whom Capital One competes for business, as well as for executive talent. In developing the comparator group, the Committee reviews a list of financial services companies, including relevant size, scope and performance information provided by the Consultant.

The Committee believes that choosing a comparator group should be a process generally independent from management, and it therefore relies on its Consultant in providing information and making recommendations regarding a comparator group. Although the Consultant plays the lead role in this process, the Consultant meets with the Chief Human Resources Officer and the Chairman of the Committee as part of that process in order to fully understand the Company’s business environment as well as its talent and recruiting needs. Information provided by the Consultant typically outlines a variety of 1-, 3-, and 5-year metrics, including revenue, assets, market capitalization, net income, diluted earnings per share growth, return on average assets, return on average equity, asset growth, and total stockholder return. After reviewing this information, the Committee recommends a final comparator group to the Independent Directors for approval. The comparator group is used as the basis for competitive assessments, and to reflect current market trends.

For 2006 compensation programs, in July 2005 the Independent Directors approved the following comparator group:

American Express	Freddie Mac	PNC Financial Services Group
Bank of America Corporation	J.P. Morgan Chase	Providian Financial Corporation
Bank of New York	KeyCorp	SLM Corporation
BB&T Corporation	M&T Bank	State Street Corporation
Charles Schwab	MBNA Corporation	SunTrust Bank
Citigroup	Mellon Financial Corporation	Synovus Financial Corporation
Comerica	Merrill Lynch & Company	U.S. Bancorp
Countrywide Financial Corporation	Morgan Stanley	Wachovia Corporation
Fannie Mae	National City Corporation	Washington Mutual
Fifth Third Bancorp	Northern Trust Corporation	Wells Fargo & Company

In 2006 the scope of Capital One’s operations increased dramatically due to the integration of Hibernia Bank and the acquisition of North Fork Bank. In addition, Capital One’s business became more diverse, including significant operations in the retail and commercial banking, home mortgage, and small business banking industries. As a result of these changes, the Committee adjusted the comparator group from prior years to ensure the size, scope, performance, and business focus of the comparator companies better reflected Capital One’s competitive environment. Also as part of this review, some prior comparator companies were eliminated from the group by virtue of their acquisition by other organizations, or due to other factors that resulted in them no longer being a relevant point of comparison for Capital One.

For 2007 compensation programs, in October 2006 the Independent Directors approved the following comparator group:

American Express	Freddie Mac	SunTrust Bank
Bank of America Corporation	J.P. Morgan Chase	U.S. Bancorp
BB&T Corporation	KeyCorp	Wachovia Corporation
Citigroup	National City Corporation	Washington Mutual
Countrywide Financial Corporation	PNC Financial Services	Wells Fargo & Company
Fifth Third Bancorp	SLM Corporation

Chairman and Chief Executive Officer Compensation

In designing the CEO’s compensation package, the Committee’s top priority is to motivate the CEO to deliver long-term stockholder value. With this ultimate goal in mind, the Committee makes decisions regarding the overall level of pay that the CEO should receive, as well as the mix of compensation vehicles that should be offered. The Committee considers both how it should reward the CEO’s historical performance, as well as how it wants to shape his future behavior, in making pay amount and mix choices. The Committee continues to believe that, at this stage in the Company’s development, compensating the CEO almost entirely in equity is the mechanism that most aligns the CEO’s financial rewards to the value he delivers to stockholders given that the ultimate value of Mr. Fairbank’s compensation package is dependent on Capital One’s stock price performance. In addition, the Committee believes that this ownership-oriented approach to compensation motivates him to consider holistically the entire range of matters that can impact the creation of stockholder value, such as:

•	The articulation of a long-term strategic vision;
•	Execution against key milestones in achieving that vision;
•	Appropriately balancing both the short and long-term needs of the Company;
•	Attracting and developing exceptional talent; and
•	Fostering a well-managed and ethical corporate culture.

In determining the amount and nature of Mr. Fairbank’s 2007 compensation package, the Committee worked closely with its Consultant and considered several factors, both in isolation and in relation to the comparator group companies:

•	Capital One’s performance as measured by the achievement of strategic milestones, stock price appreciation, and across a number of 1-, 3- and 5-year metrics
•	Capital One’s size and performance relative to the comparator group
•	Mr. Fairbank’s historical compensation and value realized, existing stock holdings and remaining unexercised stock options
•

Annual share usage rates (“run rates”), as well as Capital One’s current and historical stock option overhang levels. In these analyses, run rate is total stock options granted divided by total common shares outstanding; overhang is defined as stock options outstanding plus shares available for future awards, divided by total common shares outstanding

•	Mr. Fairbank’s stated preference, consistent with prior years, to receive an equity-based compensation package primarily comprised of stock options

The Committee also took into account the fact that Mr. Fairbank has historically participated in a highly performance-based compensation package. Mr. Fairbank has received no annual cash compensation or annual retirement contributions since 1997, but instead has received compensation almost exclusively in the form of stock options. While Mr. Fairbank has realized significant value from his previous compensation awards, the Committee recognized that these returns are commensurate with the level of stockholder value delivered by Capital One under Mr. Fairbank’s leadership. In the period from its initial public offering in 1994 until 2006, Capital One has delivered annualized total stockholder return to stockholders of Capital One common stock of 25.4%. Over that same period of time, compound annual total stockholder returns for the S&P 500 and S&P Financials were 9.8% and 14.3%, respectively.

In December 2006, the Independent Directors approved Mr. Fairbank’s compensation for 2007 based on the unanimous recommendation of the members of the Committee. Similar to Mr. Fairbank’s 2006 pay package, the 2007 arrangement is comprised almost entirely of stock options with a five-year “cliff” vesting schedule in lieu of any salary, annual cash incentive, other cash or equity-based long-term incentives, and retirement plan contributions. In approving his compensation package, the Independent Directors considered Capital One’s performance under his leadership, the long-term value he has delivered to stockholders, the Company’s success in achieving several key strategic milestones in 2006, the highly performance-based and long-term nature of his compensation package and the fact that Mr. Fairbank’s compensation is entirely dependent on stock price performance.

Based on this assessment, the Independent Directors determined that the appropriate level of competitiveness for Mr. Fairbank’s pay relative to the CEO’s in the comparator group was between the 50th and 75th percentile. The Independent Directors approved a final equity award with a target value of $18 million dollars for Mr. Fairbank’s 2007 annual compensation package. This translated into a grant of 594,851 nonqualified stock options, using the same stock option valuation methodology used by the Company for purposes of recording financial expenses under FAS123R. Because Mr. Fairbank’s compensation is delivered almost exclusively through equity-based long-term incentives, and because the nature of this arrangement is so highly performance-based, the Independent Directors typically approve his award in December, immediately prior to the year for which it applies.

The Committee recognizes that the compensation structure for our Chairman and CEO is somewhat unique with respect to the financial services marketplace. However, the Committee believes that it is appropriate based on the factors outlined above, and that it has helped to retain and engage our CEO since the inception of Capital One, even as he has reached eligibility for normal retirement under the Company’s retirement plans. In addition, the Committee feels that it is appropriate for the CEO to have a highly performance based compensation package. The CEO will realize value from his compensation package only if, and to the extent, the stock price increases. The details of the grant are provided in the Grants of Plan Based Awards table in Section VI. Because Mr. Fairbank is retirement eligible, the total expense of his equity award for 2007 is included in the 2006 aggregate total compensation value shown in the Summary Compensation Table on Section VI, along with amounts expensed during 2006 for compensation awards related to prior years.

The Independent Directors also approved the following pay elements for Mr. Fairbank for 2007: a notional salary of $1,000,000 (for purposes of severance in the event of a Change in control and equity ownership requirement calculations), executive term life insurance with a benefit level of $5,000,000, and a comprehensive voluntary annual health screening. The Company will also provide other programs to support Mr. Fairbank’s productivity as Chief Executive Officer. These include a designated associate to drive Mr. Fairbank and ensure his security, and the business use of a corporate time-share plane. The Committee considers all of these as business-related expenses and found the arrangements consistent with and not in excess of programs provided to similarly situated CEOs in the marketplace.

For 2006, Mr. Fairbank was provided two additional perquisites: a leased automobile and an annual allowance for financial and tax counseling. During the deliberations on his compensation for 2007, Mr. Fairbank requested that these perquisites be discontinued. As such, beginning in 2007 Capital One will no longer provide these programs as part of the CEO compensation package.

Named Executive Officers’ Compensation

As with the CEO, the Committee seeks to compensate other NEOs in a manner that encourages the creation of long-term stockholder value. Each year the Committee approves the compensation structure and individual pay targets for NEOs other than the CEO. Pay recommendations are developed by the Human Resources department, working in conjunction with the CEO. As with CEO compensation, a rigorous process is followed that includes the review of competitive data prepared by external consultants (which are different from the Committee’s Consultant). The CEO plays an active role in this process, and presents the Committee with recommendations regarding the structure of the compensation program for NEOs. In developing recommendations, the CEO reviews market compensation data from surveys conducted by nationally recognized consulting firms to examine the compensation of NEOs relative to similarly situated executives in the comparator group. Analysis is conducted relative to both the amount of compensation and the pay vehicles through which it is delivered. In addition, the CEO considers historical corporate performance, as well as a variety of individual factors unique to each NEO, as described below.

NEOs’ pay targets are recommended by the CEO to the Committee for approval. Factors considered by the Committee when reviewing these recommendations include:

•	The NEOs’ current and historical individual performance
•

The NEOs’ current and historical compensation, including base salary, annual cash incentives, equity awards (value realized, existing stock holdings and remaining unexercised stock options), contributions to retirement savings plans, and other perquisites and benefits

•	Competitive market practices for base salary, annual and long-term incentives, and executive benefit and perquisite programs
•	Comparator group compensation levels, specifically using the 50th and 75th percentiles as reference points
•	The NEO’s role and scope of responsibility
•	The NEO’s experience and tenure
•	The NEO’s potential for future development as a business leader
•	Short and long-term business objectives, and Capital One’s overall business environment
•	Unique retention concerns
•	Equity usage levels and the financial impact on Capital One of potential compensation arrangements
•	Internal pay equity

Based on an assessment of these factors and considering the CEO’s recommendation for 2006, the Committee determined that the appropriate level of competitiveness for the NEOs target pay relative to the comparator group was generally above the median. We believe this level of pay competitiveness is substantiated by performance, and aligns with Capital One’s goal of attracting, retaining and motivating executives of the highest caliber.

Total Compensation Opportunity

The Company believes that it is most relevant to focus principally on each NEO’s total compensation opportunity, and that a substantial portion of that opportunity should be at risk based on performance. The Company also recognizes the importance of delivering the overall compensation package through a mix of pay vehicles that strike a balance between motivating both short- and long-term performance, and that are effective in attracting and motivating executives who will further Capital One’s business success.

For 2006, the Committee approved total compensation packages with target values between $3.7 million and $5.7 million for NEOs. These amounts represented an increase of between 0% and 9% relative to the prior year. Target total compensation is defined as base salary, annual cash incentive at target performance, and the grant date value of long-term incentives at target performance. These numbers represent the targeted total compensation opportunity for the NEOs in a given year, and as a result will generally differ from amounts shown in the Summary Compensation Table, which represent the accounting expenses for compensation taken by the Company during that year.

Base Salary

The NEOs’ 2006 base salaries were established based on the salary levels of similar positions within the comparator group, individual performance and other considerations. Compared to 2005, overall base salaries increased in large part due to a shift in the overall mix of total compensation elements towards base salary and annual bonus to better align with the compensation mix provided to similarly situated executives in the comparator group. Increases in base salary also result from consideration of factors unique to each NEO, as described above, and resulted in salary increases that were not uniform for all NEOs.

Annual Incentive Awards

Annual incentives in the form of cash bonuses are intended to create a direct link between our NEOs’ rewards and both individual and Company performance. For each NEO, the Committee established threshold, target and maximum incentive opportunities. The target incentive opportunity, which includes awards classified in the summary compensation table as bonus and non-equity incentive awards, was based on the market-competitive level of pay for each position, and ranged between $1.0 million and $1.75 million. The relative weight of Company versus individual performance varies by the level of the recipient within the organization, with the importance of Company performance increasing at senior levels. In 2006, annual bonuses for NEOs were based 60% on Company performance and 40% on individual performance.

For 2006, Company performance was measured using the following two metrics, each weighted equally:

•	Capital One’s annual growth in earnings per share (“EPS”) compared to the median EPS growth of the corporations comprising the Standard & Poor’s 500 Financial Index (“S&P Financials”), and
•	Capital One’s annual growth in EPS compared to the Company’s annual operating plan (“AOP”).

With respect to the relative performance metric (the first metric shown above), target performance is achieved when Capital One’s annual EPS is greater than or equal to the median EPS growth of the S&P Financials. Over the long-term we believe that delivering EPS growth at or above the market norm is achievable, although in any one given year our strategic priorities – as well as the performance of other financial institutions – may make that goal more challenging. With respect to the absolute performance metric (the second metric shown above), target performance is achieved when Capital One reaches the annual EPS growth target established by the Board of Directors, which for 2006 was 12.3%. Both metrics allow for upward slope when Capital One exceeds target performance. When Capital One does not reach target performance, bonus payouts are reduced commensurately. If Capital One does not achieve positive EPS growth for the year, no bonus is awarded with respect to that component.

With respect to individual performance, specific objectives for each NEO are established at the beginning of the year and communicated by the CEO. At the end of the year, our CEO assesses the performance of each NEO and summarizes that assessment for the Committee. The result of this process is an individual performance rating that is used to determine that portion of the NEO’s annual bonus.

In approving compensation packages for the NEOs, the Committee relies substantially on the CEO’s evaluation of those officers against stated financial and non-financial objectives. The CEO’s evaluation is based on objective assessments of business performance, contributions to overall corporate performance, teamwork, reviews of progress relative to long-term strategic objectives, and a rigorous evaluation of leadership and professional competencies using 360-degree feedback from peers, subordinates, and other stakeholders.

Using this information, and upon validation of Capital One’s achievement relative to Company performance metrics, the Committee approves annual bonus awards for NEOs, which are typically made in March following the end of the performance year. For 2006, because the Company performance targets were exceeded, actual bonus awards were modestly above targeted amounts and represented between 24% and 39% of total compensation earned in 2006. The target for each individual NEO was determined at the beginning of the performance period based on the factors described earlier in this section. See the Grants of Plan-Based Awards table in Section VI for details on the 2006 annual incentive awards.

Long-Term Incentive Awards

Long-term incentives in the form of equity-based awards are intended to foster ongoing alignment between our NEOs’ rewards and stockholder returns. For each NEO, the Committee established threshold, target and maximum incentive opportunities. The target award ranged between $2,225,000 and $3,800,000 in 2006.

Long-term incentives are awarded based on an NEO’s individual performance, assessed as described above. Individual performance can either increase or decrease the award amount relative to target. Awards are in the form of non-qualified stock options and restricted stock, typically granted in March following the end of the performance year. These awards are linked to performance in two ways. First, the size of the award is determined based on the CEO’s assessment of each NEOs’ individual performance, as described above. Second, the ultimate value of each NEO’s long-term incentive award is dependent on Capital One’s performance over the long-term; as with the CEO’s option grants, the value of the option grants made to NEOs is tied directly to Capital One’s stock price performance. We believe that granting awards based on Capital One’s common stock is consistent with competitive practices, reinforces the emphasis on long-term results, and aligns our executives’ interests with those of our stockholders.

Each year, the Committee approves the mix of long-term incentive vehicles used for NEOs’ awards. In making this determination, the Committee’s primary goal is to determine the mix that will best support the achievement of Capital One’s long-term business objectives, while balancing the need to retain and motivate the Company’s Executives Officers. The Committee also considers the current practices of organizations in the comparator group, trends in long-term incentive usage, and other factors such as the need to manage potential equity dilution and annual run rates. For 2006 the Committee determined that 60% of NEOs’ long-term incentive value would be delivered through stock options, and 40% through restricted stock. Other terms and conditions of the NEO’s long-term incentive awards are detailed in Section VI.

Applying this process and principles, in March 2006 the Committee approved a long-term incentive award for 2005 for each NEO generally equal to their target award. The target for each individual NEO was determined at the beginning of the performance period based on factors similar to those described earlier in this section. Details of these awards can be found in Section VI.

In March 2007, the Committee approved the 2006 long-term incentive awards for NEOs. The awards for each NEO were made at 100% of target on March 2, 2007. Messrs. Perlin, Finneran, Lawson and Bailar were granted awards with a grant date fair market value of $3,800,000, $2,700,000, $2,550,000, and $2,225,000 respectively, representing between 59% and 66% of total compensation delivered for 2006. Similar to the long-term incentive awards granted in 2006, 60% of NEOs’ long-term incentive value will be delivered through stock options, and 40% through restricted stock. The stock option awards have the same vesting and other provisions as those awarded in 2006. Provided that the Company achieves $3.78 EPS for 2007, the restricted stock component of the awards vests as follows: 25% on the first anniversary of the date of grant, 25% on the second and 50% on the third. If the Company does not achieve the performance target, the restricted stock award shall be immediately forfeited and cancelled.

Other Aspects of Executive Compensation

Additional Benefits and Perquisites

The compensation of our NEOs includes certain benefit and perquisite arrangements that provide a personal benefit and are not generally available to all associates. Some of these perquisites improve the efficiency of the senior management team by allowing them to focus on their critical job responsibilities and increasing the hours they can devote to work. Other of these benefits protect the health and safety of the executives and their families. In providing each of these, the Committee has determined that the nature and value of the programs are comparable to those offered to similarly situated executives.

In 2006, NEOs were provided with the following programs: a comprehensive voluntary annual health screening, a financial counseling allowance, executive life insurance, and an automobile leasing plan. In addition, some NEOs were provided with home security systems. The Company also provided home office equipment in order to further support NEOs’ productivity. The Committee considers the associated cost of this equipment as a business-related expense. The details of benefits received by the NEOs pursuant to these programs can be found in Section VI. For 2007, the Committee has agreed to cancel the financial counseling allowance and revise the automobile leasing program.

Stock Ownership Policies

In January 2005, the Committee adopted stock ownership guidelines (the “Guidelines”) for NEOs. NEOs, consistent with their responsibilities to our stockholders, must have a significant financial stake in the Company. In exercise of such responsibility, NEOs are expected to own shares of Capital One stock with a fair market value as of January 1st of each year of at least the following multiple of annual salary:

Roles	Salary Multiple
CEO	5x (notional salary amount)
NEOs	3x

Shares that may be used to fulfill this requirement include shares owned without restriction, unvested restricted stock, shares acquired through the Associate Stock Purchase Plan (“ASPP”), and shares owned through Capital One’s 401(k) Plan. Unexercised stock options are not included for purposes of compliance with the Guidelines, regardless of whether they are vested or not.

New executive officers are given two years from the date of appointment, promotion to executive officer, or commencement of employment as executive officer to comply with this requirement.

The Committee annually reviews the Guidelines and monitors executive officers’ progress toward meeting these requirements. In the event that Guidelines are not met, the Committee maintains the right to take actions that include reductions in compensation amounts. As of January 1st, 2007, all executive officers were in compliance with the Guidelines.

Equity Grant Practices

Stock option award practices are intended to reflect the high standards that are consistent with our core values. For the CEO, the date of grant for equity-based awards is the date of the Committee meeting in which the grants are approved. The grant date for awards made to NEOs is determined by the Committee at the meeting where the awards are approved. The Committee does not seek to time equity grants to take advantage of material non-public information and in no event is the grant date set prior to the date of Committee approval.

The exercise price for stock option awards is their Fair Market Value (“FMV”), which under the terms of our Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”) is the average of the high and low market price of the Company’s stock on the date of grant. A full definition of FMV is available in the 2004 Plan, as approved by our stockholders.

In response to recent publicized concerns regarding stock option grant practices in publicly-traded companies, the Committee requested that the Company’s Internal Audit group conduct a review of the Company’s historic stock option grant practices. After conducting a thorough review, the Company’s Internal Audit department concluded that the Company had not engaged in options backdating, “bullet dodging” or “spring-loading” practices or any other irregularities in its option grant practices. The Company’s Internal Audit department similarly concluded that there were no irregularities in the Company’s restricted stock and RSU grant practices. The Company’s Chief Internal Auditor presented these results to the Committee and to the Audit and Risk Committee of the Board of Directors in January 2007.

Post-Employment Compensation Practices

In general, Capital One has not entered into employment agreements with our NEOs. This practice gives the Company maximum flexibility in establishing compensation arrangements with NEOs, as well as establishing separation terms at the appropriate time, with full discretion as to severance arrangements for each individual situation. When an executive is separated from Capital One, the Committee exercises its business judgment in approving an appropriate severance arrangement in light of all relevant circumstances, including the executive’s term of employment, past accomplishments, reasons for separation from the Company, potential risks, and the executive’s willingness to restrict his or her future action(s), such as through an agreement not to compete or solicit our customers or employees.

Notwithstanding this general practice, in light of the prevalence of employment agreements among financial institutions, including organizations in our comparator group, and given the need to retain key senior leaders based on varying business circumstances, the Committee periodically reassesses this approach. In the past, the Committee has approved employment agreements on an exception basis with NEOs who joined us as a result of acquisitions. In connection with the acquisition of Hibernia Bank in 2005, an employment agreement was provided to Mr. Boydstun. The details of Mr. Boydstun’s agreement are discussed below under the heading “Acquired Executive Officer Compensation”. In connection with the acquisition of North Fork Bancorporation, the Company entered into an agreement with Mr. Kanas designed to retain him for at least three years following the close of the transaction. For additional details regarding the Company’s arrangement with Mr. Kanas, please see the heading “Related Persons Transactions” in Section II.

Change in Control

Each of the NEO, other than Mr. Boydstun, is a party to a change in control severance arrangement with the Company. The Committee determined that such arrangements were appropriate based on their prevalence within banking and financial services industries and the dynamic nature of merger and acquisition activity within these industries. These arrangements define compensation and benefits payable to NEOs in certain merger and acquisition scenarios, giving them some certainty regarding their individual outcomes under these circumstances. The Company believes these arrangements appropriately minimize the distraction of our NEOs, allowing them to remain neutral and focused on maximizing stockholder value. In addition, the arrangements are intended to allow Capital One’s business to operate with minimal disruption in the event of a change in control, by providing key executives with retention incentives to remain in key leadership roles through the uncertainty of a major transaction. The program is reviewed by the Committee as needed based on market trends or on changes in Capital One’s business environment.

When a change in control occurs, NEOs are entitled to receive cash payments from the acquiring Company based on defined formulas, deferred compensation and accrued vacation, and certain retirement and welfare benefits. In addition, a tax gross-up feature is provided to cover excise taxes. The Committee believes this feature helps to provide a retention incentive for NEOs to remain through the uncertainty surrounding a change in control and to ensure a successful integration because this feature ensures that the NEO’s expected future income (which these arrangements are designed to preserve) is not significantly reduced by the event of a change-in control. In addition, the Committee believes this feature is appropriate given its prevalence within the banking and financial services industries, and is consistent with our goal of providing market-competitive compensation packages to our NEOs. All of Capital One’s equity-based awards will vest immediately if a change in control occurs, as defined in the applicable stock incentive plan. The terms and details of the agreements are disclosed in Section VI.

Nonqualified Deferred Compensation Plan and Pension Plans

Annually, Capital One reviews programs and practices at companies within our comparator group and across the financial services industry, including changes in the legal and regulatory environment pertaining to retirement programs. Based on our assessment in 2006, Capital One’s Voluntary Non-Qualified Deferred Compensation Plan (the “Plan”) continued to provide a competitive level of benefit to our NEOs. Messrs. Perlin, Finneran, Lawson and Bailar participated in the Plan in 2006. Details of the Plan can be found in Section VI.

Acquired Executive Officer Compensation

In connection with our acquisition of Hibernia Corporation in 2005, Capital One entered into an employment agreement with Herb Boydstun (former CEO of Hibernia Bank) who served as an executive officer during 2006. The agreement was intended to secure the services of Mr. Boydstun over a designated transition period, in order to ensure a smooth and successful integration of Hibernia Bank into Capital One. In determining that Capital One should enter into the agreement, the Committee took into account the fact that the acquisition constituted Capital One’s material expansion into commercial and retail banking, and that the retention of key senior talent was critical to our success. In finalizing the details of the agreement, the Committee determined that they aligned with our overall executive compensation philosophy and supported the Company’s interests by fostering a long-term commitment through the transition period.

Mr. Boydstun’s agreement states that he would serve as the highest ranking executive of Capital One’s Banking Segment. Upon the acquisition of North Fork Bank, it was determined that Mr. Kanas would serve as the President of Capital One’s Banking Segment. As a result, Capital One and Mr. Boydstun agreed to amend his employment agreement to allow for an effective transition period prior to and following the North Fork acquisition. The amended agreement provided for the payment of certain contractual awards and benefits to Mr. Boydstun upon the completion of the North Fork transaction, as well as continued employment through April 1, 2007 as an Executive Vice President of Capital One’s Banking Segment with the same annual compensation package provided under his existing employment arrangement. Upon completion of the North Fork transaction, Mr. Boydstun’s original employment agreement terminated and the amended and restated employment agreement became effective.

As a result of his original and amended employment agreements, upon completion of the North Fork Bank acquisition on December 1, 2006, Mr. Boydstun received a lump-sum cash payment of $3.4 million dollars and a portion of his 2006 bonus, prorated based on the period of the year elapsed prior to the completion of the acquisition. The remainder of this bonus payment was made in March 2007. In addition, in March 2006, Mr. Boydstun received equity compensation awards with an aggregate value of $2.3 million dollars that vest in three equal installments. From March 12, 2006 to March 31, 2007, Mr. Boydstun received a salary supplement of $50,000 per month in connection with his additional duties and responsibilities in support of the completion and implementation of the acquisition. Finally, in March 2007, Mr. Boydstun received an annual incentive award of $1,817,800 which was composed of a prorated bonus through March of 2007 and an additional amount in recognition of his efforts to ensure a smooth transition and integration process. Mr. Boydstun also is entitled to receive a long-term incentive award with a target value of $2.3 million dollars upon termination of his employment, which will be immediately vested.

In 2006, Mr. Boydstun participated in certain benefit and perquisite programs offered within the Banking Segment line of business. The details of the programs can be found in Section VI. For 2007, Capital One will continue substantially all the supplemental benefits and perquisites of the acquired bank’s executive compensation programs for Mr. Boydstun. During the year, the Committee will determine which programs, if any, are appropriate on an ongoing basis and should be continued within the Banking Segment.

Mr. Boydstun does not have a change in control arrangement with Capital One. Treatment of his equity awards upon a change in control are detailed in Mr. Boydstun’s employment agreement.

In connection with the acquisition of North Fork Bancorporation, the Company entered into an agreement with Mr. Kanas designed to retain him for at least three years following the close of the transaction. For additional details regarding the Company’s arrangement with Mr. Kanas, please see Section II.

Tax, Accounting and Regulatory Considerations

The Committee carefully considers the tax and regulatory impact of our compensation programs on the Company, as well as on executives. However, the Committee believes that decisions regarding executive compensation should be predominantly based on whether they further the Company’s business strategies and objectives, resulting in positive long-term value to our stockholders.

For example, the Committee has considered the impact of tax code provisions, such as Section 162(m), in designing our executive compensation program. With respect to this issue, the Committee believes it is more important to ensure our NEOs are effectively focused on delivering against Capital One’s business strategy, than to use less effective metrics solely to capture the benefits of a tax deduction. Accordingly, the Committee will continue to take steps as it deems reasonably practicable to manage the impact of Section 162(m).

Conclusion

The Committee believes that the compensation programs provided to our CEO and our other NEOs are in alignment with our overall pay philosophy. The Committee recognizes that the stock price performance of Capital One over the last year has not matched the performance of the S&P 500 or S&P Financials. However, in 2006, the Company delivered EPS growth of 13.7% and has taken several significant steps toward its long-term strategic goals of diversifying and strengthening the Company through, among other things, its recent acquisitions of Hibernia Corporation and North Fork Bancorporation and important strategic investments in its infrastructure and customer franchise. As a result of these and other decisions, Capital One is well positioned to realize its vision of becoming a diversified financial services institution and to deliver long-term stockholder value. These results have been achieved through the efforts of a highly talented senior leadership team, who have compensation packages that are aligned with the delivery of long-term value to our stockholders. For our CEO and, to a lesser but still significant extent, our other NEOs, the ultimate value of the compensation package delivered to them is directly correlated to stock price performance and the value delivered to our stockholders.

Based on the Company’s compensation philosophy, and in furtherance of Capital One’s business objectives and strategies, the Committee believes that the executive compensation program, as well as the total amount of compensation delivered to the NEOs, is appropriate and in the best interests of the Company. Ultimately, we believe that the Company’s executive compensation program, as currently structured, achieves its objective of attracting, motivating and retaining exceptional leaders who, along with the rest of Capital One’s associates, are focused on our goal of creating long-term value for our stockholders.

SECTION VI – NAMED EXECUTIVE OFFICERS COMPENSATION

General

The Summary Compensation Table below provides information concerning compensation for the fiscal year ended on December 31, 2006 in reference to the NEOs, plus one executive who served as an Executive Officer through most of 2006 and would have been one of the three highest paid executives had he been an Executive Officer on December 31, 2006.

In addition to base salary earned in 2006 (shown below), each NEO received an annual incentive award based on performance for the fiscal year ended on December 31, 2006. As described under the Annual Incentive Awards total annual incentive amounts received were based on both individual and Company performance. Amounts received based on individual performance are listed under the “Bonus” column and amounts based on Company performance are listed under the “Non-Equity Incentive Plan Compensation” column. These annual incentive awards for 2006 were paid to Executive Officers in March 2007.

Long-term incentives were also awarded to NEOs in March 2006 based on performance for the fiscal year ended on December 31, 2005. The fair value and other details of each NEO’s award are provided in the Grants of Plan Based Awards Table. Amounts shown in both the “Stock Awards” and “Option Awards” columns represent the total FAS123R expense recognized by the Company in 2006 for all outstanding equity awards for each NEO. For grants awarded prior to 2006, the Company recognizes the fair value at the grant date as compensation expense evenly over the vesting period, usually 3 to 5 years. Under the requirements of FAS 123R, the full fair value of grants awarded to retirement eligible associates is recognized as compensation expense on the grant date and may be recognized in the year prior to grant, if the grants are to be made pursuant to a preapproved plan structure. As such, for retirement eligible associates, 2006 compensation includes the full fair value of 2006 grants recognized as compensation expense and an estimated value of the March 2007 awards to be made under preapproved plan structures.

Stock options granted to NEOs generally become exercisable in three equal annual installments beginning one year after the date of grant, contingent on continued employment. Restricted stock also typically vests incrementally over three years, 25%, 25%, and 50% annually, beginning one year after the date of grant, contingent on continued employment.

Amounts paid to NEOs in 2006 for other compensation and benefit programs are listed under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation.” The details of these program amounts are provided in the footnotes.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus (7) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (7) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (8) ($)	All Other Compensation (9) ($)	Total ($)

Richard D. Fairbank Chairman, CEO and President	2006	$0	$0	$6,389,113	$30,892,792	$0	$5,310	$151,484	$37,438,699	(1)

Gary L. Perlin Chief Financial Officer	2006	$583,333	$520,800	$1,151,769	$2,316,510	$869,476	—	$135,538	$5,577,426	(2)

John G. Finneran Jr. General Counsel and Corporate Secretary	2006	$540,000	$479,600	$2,895,109	$4,583,656	$800,692	$1,356	$158,379	$9,458,792	(3)

David R. Lawson President, Capital One Auto Finance	2006	$495,833	$440,000	$2,634,613	$3,983,148	$734,580	—	$133,749	$8,421,923	(4)

Gregor S. Bailar Chief Information Officer	2006	$466,667	$400,900	$1,436,353	$1,421,653	$669,303	—	$127,805	$4,522,681	(5)

J. Herbert Boydstun EVP, Banking	2006	$700,000	$1,150,400	$0	$4,368,625	$668,468	—	$4,829,703	$11,717,196	(6)

(1)	Under the Company’s executive compensation programs, the total compensation delivered to Mr. Fairbank in 2006, including the value of the equity award granted to him in December 2006 for his 2007 compensation, was $18,156,807. The table below gives greater detail on the FAS123 R expense taken in 2006 for compensation awards granted to Mr. Fairbank between 2003 and 2006, as well as Mr. Fairbank’s total compensation for 2006. For further information please see the description of the CEO’s compensation in Section V.

	Award Type	2003	2004	2005	2006	All Other Compensation in 2006	Total Compensation in 2006

Richard D. Fairbank	Stock Options	$3,165,073	$5,548,288	$4,179,418	$18,000,013
	Performance-based Shares	$6,389,113	—	—	—

	Totals	$9,554,186	$5,548,288	$4,179,418	$18,000,013	$156,794	$18,156,807

Notes:

•	Due to his retirement eligible status, the full of value of his 2006 grant is included.

•	For the Company’s 2006 equity awards to Mr. Fairbank, it assumed a 0% forfeiture rate. The compensation amounts reflected in the table above do not include a reduction for forfeiture.

•	Expense for the performance based shares assumed maximum company performance.

•	The “All Other Compensation in 2006” column in the table above includes value of the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” shown in the Summary Compensation Table.

(2)	The table below gives greater detail on the FAS123 R expense taken in 2006 for awards granted to Mr. Perlin between 2003 and 2006.

	Award Type	2003	2004	2005	2006

Gary L. Perlin	Stock Options	$682,828	—	$1,016,504	$617,178
	Restricted Stock	$216,470	—	$501,974	$433,325
	Totals	$899,298	—	$1,518,478	$1,050,503

Notes:

•

When the Company makes these equity awards, it assumes a 24% and 7% average forfeiture for stock awards and stock options awards. The compensation amounts reflected in the table above do not include a reduction for forfeiture.

(3)	The table below gives greater detail on the FAS123 R expense taken in 2006 for awards granted to Mr. Finneran between 2003 and 2007.

	Award Type	2003	2004	2005	2006	2007

John G. Finneran, Jr.	Stock Options	$395,633	—	$784,975	$1,701,524	$1,701,524
	Restricted Stock	$291,965	—	$214,289	$1,194,427	$1,194,427

	Totals	$687,598	—	$999,264	$2,895,951	$2,895,951

Notes:

•	Due to his retirement eligible status, the full value of his 2006 grant and an estimate for his March 2007 grant are included.

•

For 2006 and 2007, the Company assumed a 24% and 7% average forfeiture for stock awards and stock options awards. The compensation amounts reflected in the table above do not include a reduction for forfeiture.

(4)	The table below gives greater detail on the FAS123 R expense taken in 2006 for awards granted to Mr. Lawson between 2003 and 2007.

	Award Type	2003	2004	2005	2006	2007

David R. Lawson	Stock Options	$302,441	—	$640,153	$1,520,277	$1,520,277
	Restricted Stock	$298,847	—	$200,894	$1,067,436	$1,067,436

	Totals	$601,288	—	$841,047	$2,587,713	$2,587,713

Notes:

•	Due to his retirement eligible status, the full value of his 2006 grant and an estimate for his March 2007 grant are included.

•

For 2006 and 2007, the Company assumed a 24% and 7% average forfeiture for stock awards and stock options awards. The compensation amounts reflected in the table above do not include a reduction for forfeiture.

(5)	The table below gives greater detail on the FAS123 R expense taken in 2006 for awards granted to Mr. Bailar between 2001 and 2006.

	Award Type	2001	2002	2003	2004	2005	2006

Gregor S. Bailar	Stock Options	—	—	$341,124	—	$691,717	$388,812
	Restricted Stock	$501,091	—	$342,984	—	$319,271	$273,007

	Totals	$501,091	—	$684,108	—	$1,010,988	$661,819

Notes:

•

For 2006 and 2007, the Company assumed a 24% and 7% average forfeiture for stock awards and stock options awards. The compensation amounts reflected in the table above do not include a reduction for forfeiture.

(6)	The table below gives greater detail on the FAS123 R expense taken in 2006 for awards granted to Mr. Boydstun between 2005 and 2007.

	Award Type	2005	2006	2007

J. Herbert Boydstun	Stock Options	—	$2,184,313	$2,184,313
	Restricted Stock	—	—	—

	Totals	—	$2,184,313	$2,184,313

Notes:

•	Due to his retirement eligible status, the full value of his 2006 grant and an estimate for his March 2007 grant are included.

•	For 2006 and 2007, the Company assumed a 7% average forfeiture for stock options awards. The compensation amounts reflected in the table above do not include a reduction for forfeiture.

(7)	Represents annual incentive amounts awarded based on 2006 individual performance and paid in March 2007. The amounts in the column “Non-Equity Incentive Plan Compensation” and the column “Bonus” constitute the NEO’s annual incentive award for 2006. A portion of Mr. Boydstun’s annual incentive award ($916,667) was paid in December 2006, upon the completion of the merger of North Fork, as set forth in his employment agreement.

(8)	Change in cash balance accounts for Mr. Fairbank and Mr. Finneran reflect actual amounts as both the Cash Balance and Excess Cash Balance Plan are frozen and no other value other than interest credit is provided. For the Cash Balance Pension Plan, the interest crediting rate changes annually based on the average yield of 5-year Treasury Securities for the preceding 12 months. For the Excess Cash Balance Plan, the interest crediting rate changes monthly based on the NY Prime Rate.

Change in SERP benefit for Mr. Boydstun reflects the present value as the amount was not yet payable as of December 31, 2006. From year-end 2005 to year-end 2006, Mr. Boydstun’s SERP benefit decreased by $31,000.

Assumptions for Mr. Boydstun’s SERP benefit valuation as of December 31, 2005 and December 31, 2006 are as follows: Annual Investment Return on Account Balances (for offsets)—7% for each year and Interest Rate 5.42% and 5.80%, respectively.

(9)	All other compensation consists of the following on a per executive basis:

Named Executive Officer	Auto Allowance (a)	Use of Corporate Aircraft (b)	Health Screening	Financial Planning Services (c)	Home Security and Driver		Country Club Membership		Dividends on Unvested Restricted Stock	Defined Contribution Company Contribution (d)	Life Insurance

Richard D. Fairbank	$19,030	—	$2,332	$65,000	$45,382	(e)	—		—	—	$19,740

Gary L. Perlin	$10,255	—	—	$12,000	—		—		$1,015	$94,800	$17,468

John G. Finneran, Jr.	$20,088	—	—	$12,000	$11,233		—		$559	$97,800	$16,699

David R. Lawson	$6,780	—	—	$12,000	—		$8,222	(f)	$507	$90,939	$15,301

Gregor S. Bailar	$10,876	—	—	$12,000	$809		—		$8,584	$91,334	$4,202

J. Herbert Boydstun (g)	—	$14,901	—	$12,000	—		$9,031		—	$923,193	$82,408

(a)	The value attributable to personal use of company-provided automobile.

(b)	The amount relating to personal use of corporate aircraft was calculated per flight based on personal mileage, terminal charges, the number of non-business passengers and plane size.

(c)	The financial planning services allowance is included as compensation on the W2 of each NEO who receives the benefit. Each such NEO is responsible for paying income tax on the amount.

(d)	Company matching contributions under qualified and nonqualified deferred compensation programs and other supplemental executive retirement benefits.

(e)	Includes cost attributable to personal use of driver ($43,264) and aggregate cost to the company for home security services ($2,118). Mr. Fairbank is the only NEO entitled to a personal driver.

(f)	The company paid membership club dues for Mr. Lawson in 2006 under an agreement to continue this benefit that was provided at the time Capital One acquired its automotive finance business.

(g)	In addition to the items and amounts listed above, Mr. Boydstun also received a contract payment of $3,400,000 upon the North Fork Bank merger, and a salary supplement of $382,500 per his employment agreement and a tax reimbursement of $5,670.

2006 Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards table provides details on estimated non-equity incentive plan award future payouts and stock option and restricted stock grants.

Capital One provides an annual incentive to its NEOs, except Mr. Fairbank. This award is provided in two components: company performance (classified as “Non Equity Incentive”) and individual performance (classified as “Bonus”). With the exception of Mr. Boydstun, annual incentive awards for NEOs are based 60% on company performance and 40% on individual performance.

The columns reporting “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” provide the range of payouts available under the company performance portion of the annual incentive award as described in the “Annual Incentive Awards” section of the Compensation Discussion and Analysis. The 2007 bonus payment for 2006 has been made on the metrics described, at 111.3% of target, and is shown in the Summary Compensation Table in the column titled “Non-equity Incentive Plan Compensation.”

Capital One’s long-term incentive awards are provided in the form of stock option and restricted stock awards. Details regarding these programs, including vesting, mix of awards and criteria for determining amounts of awards, can be found in the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis. Awards reported were made in March 2006 for the 2005 performance year.

The Non-Equity Incentive Plan Awards made to each NEO in 2007 for 2006 performance represented between 95.5-149.1% of base salary. Equity Awards granted in 2006 represented 312.0-651.4% of base salary.

2006 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards

Name and Principal Position	Grant Date (1)	Board Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (3) ($/Sh)	Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards (4)

Richard Fairbank Chairman, CEO and President	12/11/06	12/11/06								594,851	$76.450	$76.520	$18,000,013

Gary L. Perlin Chief Financial Officer	3/3/06	2/21/06							17,650 (5)				$1,567,408
	3/3/06	2/21/06								83,510 (5)	$88.805	$88.350	$2,232,431
	3/15/07		$0	$781,200	$1,562,400	—	—	—

John Finneran Jr. General Counsel and Corporate Secretary	3/3/06	2/21/06							13,450 (5)				$1,194,427
	3/3/06	2/21/06								63,650 (5)	$88.805	$88.350	$1,701,524
	3/15/07		$0	$719,400	$1,438,800	—	—	—

David R. Lawson President Capital One Auto Finance	3/3/06	2/21/06							12,020 (5)				$1,067,436
	3/3/06	2/21/06								56,870 (5)	$88.805	$88.350	$1,520,277
	3/15/07		$0	$660,000	$1,320,000	—	—	—

Gregor S. Bailar Chief Information Officer	3/3/06	2/21/06							11,120 (5)				$987,512
	3/3/06	2/21/06								52,610 (5)	$88.805	$88.350	$1,406,397
	3/15/07		$0	$601,350	$1,202,700	—	—	—

J. Herbert Boydstun EVP, Banking	3/3/06	2/21/06								81,710	$88.805		$2,184,313
	3/15/07		$0	$600,600	$1,201,200	—	—	—

(1)	Date on which shares and options are credited to each executive or the date in which non-equity incentive plan awards are paid to each NEO. When the Committee approves equity grants for Executive Officers, the grant date is identified at that time and in no event is the grant date set prior to the date of Committee approval.

(2)	Excluding Mr. Fairbank, represents threshold, target and maximum company performance or formulaic annual incentive amounts for 2006. Actual amounts paid in March 2007 are reflected in the Summary Compensation Table. These amounts in addition to the amounts in the column “Bonus” constitute the NEO’s annual incentive award for 2006.

(3)	Equal to the fair market value of common stock on the date of grant determined on the basis of the average high and low sales prices as reported by the New York Stock Exchange Composite Transaction Tape.

(4)	The FAS 123R Black-Scholes value for each option awarded on March 3, 2006, and December 11, 2006 was based on the following assumptions:

	Volatility	Risk-Free Interest Rate	Dividend Yield	Expected Term
March 3, 2006 (For NEOs other than the CEO)	29.21%	4.723%	0.13%	4 Years
December 11, 2006 (For the CEO)	28.00%	4.501%	0.14%	7 Years

A 7% forfeiture rate is assumed for all options awards other than those made to Mr. Fairbank, on which the Company assumes a 0% forfeiture rate.

Stock awards granted on March 3, 2006, have a base price of $88.805 and, for purposes of the expense recognized by the Company under FAS 123R, a 24% assumed forfeiture rate. Stock awards granted on December 11, 2006, have a base price of $76.450 and a 0% assumed forfeiture rate.

(5)	For Messrs. Perlin, Finneran, Lawson and Bailar, includes the number of shares of restricted stock and shares underlying options equal to an aggregate value of $168,000 in a supplemental equity grant. Because Capital One does not offer any supplemental executive retirement plans (“SERPs”), the grant is intended to provide value equivalent to annual benefits provided under SERPs at companies in the financial services industry.

2006 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)

Richard D. Fairbank Chairman, CEO and President	0	$0	0	$0

Gary L. Perlin Chief Financial Officer	0	$0	10,827	$861,793

John G. Finneran Jr. General Counsel and Corporate Secretary	16,271	$850,485	14,982	$1,234,475

David R. Lawson President, Capital One Auto Finance	0	$0	21,440	$1,769,042

Gregor S. Bailar Chief Information Officer	0	$0	82,831	$6,479,556

J. Herbert Boydstun EVP, Banking	89,586	$2,785,301	0	$0

(1)	The value realized is the net pre-tax value of the shares (market price less the exercise price) received.

(2)	The value realized is the number of shares vested multiplied by the fair market value of common stock on the vest date, which is determined on the basis of the average high and low sales prices as reported by the New York Stock Exchange Composite Transaction Tape.

2006 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards (1)					Stock Awards

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (2) ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (3) ($)

Richard D. Fairbank Chairman, CEO and President								355,410 (10)	$27,302,596 (11)
	934,359(4)	0	—	$16.25	12/17/2007
	1,200,000(5)	0	—	$33.77	6/10/2008
	0	1,130,661(6)	—	$56.46	4/28/2009
	3,449,820(7)	0	—	$48.54	10/17/2011
	360,000 (8)	0	—	$56.28	12/14/2013
	0	566,000 (9)	—	$82.39	12/19/2014
	0	573,000 (9)	—	$87.28	12/19/2015
	0	594,851 (9)	—	$76.45	12/10/2016

Gary L. Perlin Chief Financial Officer						32,013 (12)	$2,459,239
	100,000 (8)	0	—	$48.73	07/28/2013
	24,500 (8)	0	—	$56.28	12/14/2013
	25,739 (8)	51,481 (8)	—	$78.71	03/14/2015
	0	83,510 (8)	—	$88.81	03/02/2016

John G. Finneran Jr. General Counsel and Corporate Secretary						13,805 (12)	$1,060,500
	0	132,708 (6)	—	$56.46	04/28/2009
	45,000 (8)	0	—	$56.28	12/14/2013
	1,465 (13)	0	—	$68.16	12/16/2008
	2,934 (13)	0	—	$68.16	12/12/2011
	1,213 (13)	0	—	$82.39	12/12/2011
	19,253 (8)	38,507 (8)	—	$78.71	03/14/2015
	1,180 (13)	0	—	$84.70	12/05/2012
	0	63,650 (8)	—	$88.81	03/02/2016

David R. Lawson President Capital One Auto Finance						13,636 (12)	$1,047,518
	0	27,831 (6)	—	$56.46	04/28/2009
	2,809 (13)	0	—	$71.17	07/30/2008
	1,533 (13)	0	—	$65.18	07/30/2008
	8,834 (8)	0	—	$34.13	12/05/2012
	22,934 (8)	0	—	$56.28	12/14/2013
	16,209 (8)	32,421 (8)	—	$78.71	03/14/2015
	0	56,870 (8)	—	$88.81	03/02/2016

Gregor S. Bailar Chief Information Officer						20,255 (12)	$1,555,989
	3,331 (13)	0	—	$60.03	10/31/2011
	1,315 (13)	0	—	$76.00	10/31/2011
	96,880 (14)	0	—	$49.07	12/12/2011
	11,705 (8)	0	—	$34.13	12/05/2012
	1,169 (13)	0	—	$85.45	12/05/2012
	38,800 (8)	0	—	$56.28	12/14/2013
	16,363 (8)	32,727 (8)	—	$78.71	03/14/2015
		52,610 (8)	—	$88.81	03/02/2016

J. Herbert Boydstun EVP, Banking	49,296 (15)	0	—	$69.49	01/23/2015
	0	81,710 (16)	—	$88.81	03/02/2016

(1)	All option grants have time–based vesting and are available upon vest or earlier upon the optionee’s death, disability, or retirement or upon a change in control of Capital One and are transferable only to or for the benefit of immediate family members, with the exception of the grant expiring 4/28/2009 and any option grants awarded on or after 12/1/2005. The grant expiring on 4/28/2009 is forfeited upon termination or retirement but fully vests upon death or a change in control. The only difference for option grants awarded on or after 12/1/2005 is the retirement provision, which stipulates the options continue to follow the original vesting schedule after retirement.

(2)	Equal to the fair market value of common stock on the date of grant determined on the basis of the average high and low sales prices as reported by the New York Stock Exchange Composite Transaction Tape.

(3)	Market value based on closing price of the last trading day of the year as reported by the New York Stock Exchange Composite Transaction Tape.

(4)	Vested in full four months following the grant date due to achievement of performance criteria that accelerated vesting.

(5)	Vested in full three and one–half years following the grant date due to achievement of performance criteria that accelerated vesting.

(6)	Vests in full nine years following the grant date.

(7)	A portion vested two and one–half years following the grant date due to achievement of performance criteria that accelerated vesting. The remaining portion vested 33% annually beginning one year following the grant date.

(8)	Vests 33% annually beginning one year following the grant date.

(9)	Vests in full five years following the grant date.

(10)	Restricted stock units granted in December 2003, subject to Capital One’s earnings per share performance relative to its comparator group over the three-year period from January 1, 2004 through December 31, 2006 (the “Performance Period”). The table indicates the maximum number of restricted stock units that were outstanding as of the December 31, 2006. On March 2, 2007, the Independent Members of the Board certified, following the end of the Performance Period, the achievement of the performance target. Because the Company ranked in the 76th percentile for the Performance Period relative to the comparator group, Mr. Fairbank, pursuant to the terms of his grant, is entitled to 241,680 shares to be issued on March 31, 2007. However, the delivery is mandatorily deferred until Mr. Fairbank retires from Capital One.

(11)	The actual value of the 241,680 shares issued will depend on the Fair Market Value of the Company’s common stock as of March 31, 2007. The value of the grant on March 2, 2007, calculated using the Fair Market Value of the Company’s common stock on that day, would have been $18,558,607.

(12)	Represents the unvested parts of restricted stock awards granted in 2005 and 2006. These awards vest 25% beginning one year following the grant date, 25% in year two and 50% in year three.

(13)	Reload grant that vests in full half a year following the grant date.

(14)	Vested in full two and one–half years following the grant date due to achievement of performance criteria that accelerated vesting.

(15)	Vested in full as of November 16, 2005 due to Capital One and Hibernia merger.

(16)	Vests 33% annually beginning on the first anniversary of the date of grant with the final third vesting on November 14, 2008.

Capital One’s Voluntary Non-Qualified Deferred Compensation Programs

Capital One offers the Voluntary Non–Qualified Deferred Compensation (“VNQDC”) program to eligible executives. In 2006, participating executives could elect to contribute up to 50% of their base salary and up to 100% of the individual performance portion of their annual bonus on a tax–deferred basis. Effective January 1, 2007 annual bonus contributions were expanded to 100% of both the company and individual performance portions. Messrs. Perlin, Finneran, Lawson and Bailar participated in the program in 2006. Mr. Boydstun was not eligible to participate in the VNQDC; however, he participated in comparable programs provided by Hibernia Corporation, acquired by Capital One in 2005. The details of these programs are discussed separately below.

In addition to executive deferrals, Capital One makes contributions under the VNQDC program, the purpose of which is to make up for IRS limitations on the qualified 401(k) Associate Savings Plan. Company contribution credits are vested immediately when posted to the VNQDC.

The Company computes deemed investment gain or loss under the different investment funds available based on the actual investment performance of assets that it has deposited in a grantor trust. Participants in the Plan have the option to direct their individual deferrals among ten different investment offerings made available by the plan. Individual investment returns experienced in 2006 were as follows: Messrs. Perlin 14.2% or $25,754, Finneran 11.0% or $26,676, Lawson 14.3% or $13,298, and Bailar 14.8% or $14,160. Distributions under the VNDCP may be made to executives according to their respective elected schedule for distribution, or upon termination of employment, change in control, or certain other events.

Prior to 2006, Capital One offered its executives an Excess Savings Plan (“ESP”). The plan was frozen as of December 31, 2005; no additional participants are permitted to enter the plan and no compensation is taken into account after this date. Messrs. Fairbank, Perlin, Finneran, Lawson, and Bailar were previous participants in the ESP, as such, returns on these investments are reported for 2006. Participants in the Plan have the option to direct their individual deferrals among two different investment offerings made available by the plan. Individual investment returns experienced in 2006 were as follows: Messrs Fairbank 15.1% or $32,148, Perlin 5.1% or $3,150, Finneran 15.1% or $134,084, Lawson 15.1% or $89,259, and Bailar 9.3% or $39,897.

Other Voluntary Non-Qualified Deferred Compensation Programs

Hibernia Corporation, acquired by Capital One in 2005, had three nonqualified deferred compensation plans. Mr. Boydstun participated in each of these plans during 2006 and in previous years: a Deferred Compensation Plan (“DCP”), a Supplemental Stock Compensation Plan (“SSCP”), and a Deferred Award Plan (“DAP”). All three of these programs are now administered by Capital One and are offered to eligible executives within the predecessor business unit. These plans are unfunded.

The DCP allows participating executives to elect to contribute up to 50% of their base salary and up to 100% of their annual bonus on a tax–deferred basis. In addition to executive deferrals, Capital One contributes an additional 5% on eligible compensation that exceeds Internal Revenue Code limits. Interest credits to Mr. Boydstun’s account for 2006 under the plan were $26,656. Distributions under the DCP may be made to executives according to their respective elected schedule for distribution, or upon termination of employment, change in control, or certain other events.

In the SSCP, Capital One makes contributions to participant accounts in the plan in the form of Capital One Stock Units to the extent that the company contributions into the Employee Stock Ownership Plan (“ESOP”) plan are limited by the Internal Revenue Code. Participating executives do not elect to defer compensation into the SSCP. SSCP balances fluctuate depending on the price of Capital One stock at the valuation date, the number of share units previously credited to the participant’s account as well as any dividends reinvested. Distributions under the SSCP may be made to executives according to their respective elected schedule for distribution, or upon termination of employment, change in control, or certain other events. Capital One stock units contributed to Mr. Boydstun’s account during 2006 were 424.03 valued at $32,574 as of December 31, 2006.

The DAP provides participants a twenty year retirement benefit at age 65 by annually awarding amounts calculated based on 39% of the average of the prior three full years of eligible compensation (base salary and annual incentive) after certain offsets are taken into consideration, such as interest accrued into the DCP and SSCP. The final amount is deposited in the participant’s DCP for the current year. Amounts awarded under the plan accrue interest each year based on the prior year’s October Moody’s Average Corporate Bond Rate plus 1%. The amount awarded under the plan during 2006 to Mr. Boydstun was $607,848. Interest accrued to Mr. Boydstun during 2006 under the plan was $81,432.

2006 Nonqualified Deferred Compensation Table

Name and Principal Position	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)

Richard D. Fairbank Chairman, CEO and President	$0	$0	$32,148	—	$244,591

Gary L. Perlin Chief Financial Officer	$291,667	$88,200	$28,904	—	$462,545

John G. Finneran Jr. General Counsel and Corporate Secretary	$250,325	$78,300	$160,761	—	$1,364,243

David R. Lawson President, Capital One Auto Finance	$80,438	$71,439	$102,557	—	$833,546

Gregor S. Bailar Chief Information Officer	$87,979	$71,834	$54,056	—	$635,538

J. Herbert Boydstun EVP, Banking	$0	$912,793	$84,340	—	$2,794,372

(1)	Mr. Fairbank and Mr. Boydstun did not defer any compensation in 2006. For Messrs. Perlin, Finneran, Lawson and Bailar, executive contributions were made under the Voluntary Non-Qualified Deferred Compensation Plan and the Excess Savings Plan. Although the Excess Savings Plan was frozen as of 12/31/2005, some executive contributions for the 2005 plan year were not reported until 2006. Of amounts represented in the Summary Compensation Table Messrs. Perlin, Finneran, Lawson and Bailar deferred the following amounts: $291,667; $22,825; $30,938; and $32,667, respectively. All other amounts represented in this Table were reported in prior compensation years.

(2)	Company contributions are also included in the column “Defined Contribution Company Contribution” in footnote 9 to the Summary Compensation Table.

(3)	Includes earnings on total assets.

(4)	All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in prior years for those executives that were NEOs in such prior years and in the amounts required to be reported both pursuant to the then applicable rules.

Pension Benefits

Capital One Programs

Prior to November 1995, Capital One offered a Cash Balance Pension Plan and an Excess Cash Balance Plan to all full-time salaried associates and certain Executive Officers. Both of these programs were frozen in December 1995. However, interest credits continue to accrue on plan balances on a quarterly basis for the Cash Balance Pension Plan and on a monthly basis for the Excess Cash Balance Pension Plan. The Cash Balance Pension Plan crediting rate changes annually based on the average yield of 5-year Treasury Securities for the preceding 12 months (3.90% for 2006). The Excess Cash Balance Pension Plan interest crediting rate changes monthly based on the NY Prime Rate (7.87% annual average for 2006).

Messrs. Fairbank and Finneran participated in these programs; Messrs. Perlin, Lawson, Bailar and Boydstun were not employed by Capital One at the time the programs were offered. The estimated annual payouts upon retirement in the Cash Balance Pension Plan and the Excess Cash Balance Plan as of December 31, 2006 are $1,744 and $6,341 for Mr. Fairbank and $1,262 and $1,009 for Mr. Finneran. These projected benefits assume interest credits under the Cash Balance Pension Plan to be 4.5% credited quarterly and under the Excess Cash Balance Plan to be 7.25% credited monthly. Accounts in either plan are distributed after separation from service. Distribution options from the Cash Balance Pension plan are lump sum, rollover to another qualified plan or personal IRA, or an annuity option. The Excess Cash Balance Pension Plan will be distributed in the same form as the Cash Balance Pension Plan, as a lump sum or as an annuity. Since the Cash Balance and Excess Cash Balance Pension Plans are account-based defined benefit plans, years of service are not tracked.

Other Programs

Hibernia Corporation, acquired by Capital One in 2005, maintained a supplemental executive retirement plan (SERP) for Mr. Boydstun, which was adopted by Capital One.

The SERP provides for a lump sum benefit upon retirement based upon the present value of a lifetime annual annuity of $600,000 offset for the value of certain executive benefits valued as of Mr. Boydstun’s retirement date. Those offsets are: cash value of life insurance, nonqualified deferred compensation account balance, Supplemental Stock Plan account balance, Deferred Award Plan balance and ESOP balance. As of December 31, 2006, Mr. Boydstun’s SERP was valued at $4,407,000.

Mr. Boydstun’s SERP benefit does not have a years of service component; it is the actuarial equivalent lump sum value of an annual cash retirement income benefit equal to the excess of $600,000 less various offsets as defined in his employment agreement.

2006 Pension Benefits Table

Name and Principal Position	Plan Name (1)	Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year ($)

Richard D. Fairbank	Cash Balance Pension Plan	$21,883	$0
Chairman, CEO and President	Excess Cash Balance Plan	$58,707	$0

Gary L. Perlin Chief Financial Officer	—	—	—

John G. Finneran Jr.	Cash Balance Pension Plan	$15,662	$0
General Counsel and Corporate Secretary	Excess Cash Balance Plan	$9,465	$0

David R. Lawson President, Capital One Auto Finance	—	—	—

Gregor S. Bailar Chief Information Officer	—	—	—

J. Herbert Boydstun EVP, Banking	SERP Benefit	$4,407,000	$0

(1)	In November 1995, Capital One amended the Cash Balance Plan and the Excess Cash Balance Plan to eliminate further pay-based credits to participants as of December 31, 1995 and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest credits continue to be credited on plan balances on a quarterly basis.

(2)	Cash balance accounts for Mr. Fairbank and Mr. Finneran reflect actual amounts as both the Cash Balance and Excess Cash Balance Plan are frozen and no other value other than interest credit is provided. For the Cash Balance Pension Plan, the interest crediting rate changes annually based on the average yield of 5-year Treasury Securities for the preceding 12 months. For the Excess Cash Balance Plan, the interest crediting rate changes monthly based on the NY Prime Rate.

SERP benefit for Mr. Boydstun reflects the present value as the amount was not yet payable as of December 31, 2006. Assumptions for Mr. Boydstun’s SERP benefit valuation: Annual Investment Return on Account Balances (for offsets) - 7%, Interest Rate - 5.80%.

Potential Payments Upon Termination or Change in Control

Overview

The disclosure in the tables below illustrates payouts that our executives might receive under certain hypothetical termination scenarios. Of course, actual circumstances resulting in the departure of the Company’s most senior executives cannot be predicted and are very likely to differ from the assumptions used in the information outlined below. The Company does not generally enter into employment agreements with its executives, but has, in order to provide competitive benefits in these scenarios, as well as protect the Company’s interests, established a baseline framework for separation payments (which is reflected in the table below). The Company has a long-standing practice of entering into reasonable severance arrangements with terminated Executive Officers that align with the interests of both the Company and its stockholders. The Committee reviews each Executive Officer separation on a case by case basis and exercises its business judgment to customize the terms in consideration of all the relevant circumstances, including the Executive Officer’s past accomplishments and contributions to the Company’s past and future successes, tenure, reasons for separation, potential risks, market competitive practices, the Company’s reputation with it employees, its community, and other potential executive talent it may seek to recruit in the future, and the Executive’s willingness to provide legal waivers and/or enter into agreements not to compete with the Company or solicit the Company’s employees or customers. The Company believes that it has, in the past, exercised its judgment prudently and has entered into appropriate arrangements with departing executive officers, and it is committed to continuing to do so in the future.

Restrictive Covenants

Capital One maintains its competitive advantage in part through the intellectual property developed and utilized by our senior executives. In this regard, and where legally allowed, Capital One has asked certain Executive Officers to execute confidentiality and non–competition restrictions that are contained either in an individually negotiated employment agreement or in an Intellectual Property Protection Agreement (“IPPA”). The agreements also contain non–solicit restrictions, further protecting Capital One’s interests.

Under these agreements, Executive Officers are restricted as to where they may seek employment following separation from Capital One, typically for a period of two years. In recognition of this, the agreements call for payments to be made to the executive when restrictions are enforced. In the case of an Executive Officer’s voluntary termination from Capital One, the payment is typically one year of base salary and six months of subsidized health insurance premiums under COBRA if the Executive Officer elects such coverage, both paid in the second year of enforcement. In the case of an Executive Officer’s involuntary termination, the payment is typically two years of base salary over the two–year restriction period and up to 18 months of subsidized health insurance premiums under COBRA if the Executive Officer elects such coverage.

Payments related to non–compete covenants are separate from any severance payments that may be made upon an Executive Officer’s departure. However, severance payments are offset by any non–compete payments that are received. This is done to ensure that total payment amounts are consistent with program intent and not excessive with respect to market practices.

Payments under Certain Termination Scenarios other than Change in Control

Upon separation from the Company, all associates, regardless of the reason for termination, receive certain payments, such as accrued but unused vacation pay, and amounts earned and vested under the Company’s qualified and non-qualified retirement programs. In addition, all associates have the ability, for a 90 day period of time following separation, to exercise vested but unexercised options. As discussed above, while this describes the baseline scenario, the Committee exercises its business judgment in each individual case to determine what actual arrangement is appropriate. Executive Officers may, pursuant to the baseline severance program described above, receive the benefits described below.

•	Voluntary Termination

Executive Officers who voluntarily terminate employment with Capital One may receive: payments related to non-compete covenants (described above, if applicable) and any contractual payments to which the Executive Officer may otherwise be entitled.

•	Involuntary Termination Without Cause

Executive Officers whose employment with Capital One is terminated involuntarily, but without Cause, may receive: payments related to non-compete covenants (described above, if applicable), continued coverage through broad-based and executive life insurance programs, outplacement services, and any contractual payments to which the Executive Officer may otherwise be entitled.

•	Termination For Cause

Executive Officers whose employment with Capital One is terminated for Cause receive no additional benefits.

Payments upon Retirement

As with all associates who are eligible for retirement, Executive Officers who are eligible and retire from Capital One may receive the following amounts: payments related to non-compete covenants as if they had terminated voluntarily (described above), participation in retiree medical coverage (including dependants as applicable), coverage through the executive life insurance program (at a reduced benefit), and any contractual payments to which the Executive Officer may otherwise be entitled.

As for all associates who are eligible for retirement, for equity awards granted on or before March 15, 2005, all unvested stock options and restricted stock vest immediately upon retirement and the Executive Officer has one year from the date of separation date to exercise unexercised options. For equity awards granted after March 15, 2005, unvested stock options and restricted stock continue to vest per their original schedule and all stock options must be exercised by the earlier of five years from the separation date or the expiration of the option term.

Change in Control

Executive Officers who are covered under a change in control employment agreement are eligible for certain payments in the event their employment is terminated following a change in control during a specified coverage period, typically two to three years following the change in control. Termination of employment can occur under three scenarios following a change in control: Involuntary for Cause, Involuntary without Cause, or Voluntary with Good Reason. Amounts payable in each of these scenarios are outlined below.

In the agreements, a change in control occurs if one or more of the following events take place: (i) an acquisition of 20% (or, if shares are purchased from Capital One, 40%) or more of Capital One’s common stock or the combined voting power of the voting securities by a person or group, (ii) certain changes in the majority of the Board of Directors, (iii) certain mergers involving Capital One, or (iv) the liquidation, dissolution or sale of all or substantially all of Capital One’s assets.

Involuntary With Cause

Similar to a termination with Cause not involving a change in control, an Executive Officer terminated for Cause following a change in control would receive no additional benefits.

Voluntary Termination With Good Reason or Involuntary Termination Without Cause

Executive Officers whose employment is terminated involuntarily, but without Cause, or who leave voluntarily with Good Reason following a change in control may receive the following amounts following their separation date:

•	A pro–rated target annual incentive award, through the date of termination
•	A lump-sum payment of two or three–times their current annual salary and highest recent annual incentive
•

Amounts equal to any excise taxes charged to the Executive Officer as result of receipt of any change-of-control payments, including “gross up” amounts calculated so that the Executive Officer’s after tax position is equal to what it would have been if the excise taxes not been imposed

•	Amounts earned and vested under the Company’s qualified and nonqualified retirement programs
•	Continuation of health and welfare benefits (including dependants as applicable)
•	Continued coverage through broad–based and executive life insurance programs
•	Outplacement services
•	Accrued but unused vacation pay
•	Any contractual payments to which the Executive Officer may otherwise be entitled

In addition, as for all associates holding equity awards, all outstanding awards under Capital One’s stock incentive plans vest immediately upon a change in control.

Messrs. Fairbank and Finneran’s agreements provide a 30-day window beginning on the first anniversary of the Change in Control during which the Executive Officer may voluntarily terminate their employment without Good

Reason and receive payment described above.

Richard D. Fairbank

Because of the unique nature of Mr. Fairbank’s compensation package, he receives no regular base salary. In light of this, Mr. Fairbank’s payments in the event of a termination following a change in control would be based on a notional salary of $1 million. The Committee reviews and establishes this amount on an annual basis, based on market trends related to CEO compensation and recommendations provided by the Committee’s independent consultant.

Gary L. Perlin

Mr. Perlin is generally eligible for the same payments upon termination as other Executive Officers at Capital One. He participates in the Company’s IPPA agreement, with confidentiality and non-competition restrictions, as well as a change in control employment agreement.

John G. Finneran, Jr.

Mr. Finneran is generally eligible for the same payments upon termination as other Executive Officers at Capital One and is covered under a change in control employment agreement.

David R. Lawson

Mr. Lawson is generally eligible for the same payments upon termination as other Executive Officers at Capital One. At the time Capital One acquired its automotive finance business, Mr. Lawson executed an employment agreement with confidentiality, non-solicitation of customer and non competition restrictions. The employment agreement was terminated except for these provisions and Mr. Lawson receives no payments for non-compete. Mr. Lawson is covered under a change in control employment agreement.

Gregor S. Bailar

Mr. Bailar is generally eligible for the same payments upon termination as other Executive Officers at Capital One. He participates in the Company’s IPPA agreement, with confidentiality and non-competition restrictions, as well as a change in control employment agreement.

J. Herbert Boydstun

Mr. Boydstun’s amended employment agreement provides for the payments that he will receive following the termination of his employment with Capital One on April 1, 2007. Under the terms of Mr. Boydstun’s arrangement, he will receive $361,340 in stock option value and a long-term incentive award, in the form of restricted stock and options, with a targeted value of $2.3 million. Mr. Boydstun and his spouse also will receive medical and dental benefits for their respective lives and whole life insurance maintained on behalf Mr. Boydstun until he attains the age of 65. These health and welfare benefits have an aggregate value of $262,000. Please refer to the Pension Benefits and Nonqualified Deferred Compensation tables for additional amounts that Mr. Boydstun will receive as a result of his employment with Capital One. In March 2007, Mr. Boydstun will receive a long-term incentive award equal to $2.3 million that will vest immediately and an annual incentive award of $1.8 million, a portion of which was paid in December 2006, and an additional amount in recognition of his efforts to ensure a smooth transition and integration process.

2006 Potential Payments and Benefits Upon Termination or Change in Control Tables by NEO

Named Executive Officer	Cash Severance (1)	Retirement Plan Contributions and Earnings (2)	Acceleration of Equity Awards (3)	Continuation of Medical/ Welfare Benefits (4)	Excise Tax Gross Up (5)	Total

Richard D. Fairbank

• Voluntary Termination	N/A	N/A	N/A	N/A	N/A	N/A
• Involuntary Termination	N/A	N/A	N/A	N/A	N/A	N/A
• Retirement (6)	$0	$0	$0	$298,000	$0	$298,000
• For Cause Termination	$0	$0	$0	$0	$0	$0
• CIC (Involuntary without Cause or Voluntary for Good Reason)	$3,000,000	$126,714	$23,242,275	$298,000	$0	$26,666,989

Gary L. Perlin

• Voluntary Termination	$600,000	$0	$0	$0	$0	$600,000
• Involuntary Termination	$2,280,000	$0	$0	$47,037	$0	$2,327,037
• Retirement	N/A	N/A	N/A	N/A	N/A	N/A
• For Cause Termination	$0	$0	$0	$0	$0	$0
• CIC (Involuntary without Cause or Voluntary for Good Reason)	$3,400,000	$877,988	$2,459,239	$63,303	$1,981,975	$8,782,505

John G. Finneran, Jr.

• Voluntary Termination	N/A	N/A	N/A	N/A	N/A	N/A
• Involuntary Termination	N/A	N/A	N/A	N/A	N/A	N/A
• Retirement (6)	$0	$0	$471,060	$169,000	$0	$640,060
• For Cause Termination	$0	$0	$0	$0	$0	$0
• CIC (Involuntary without Cause or Voluntary for Good Reason)	$4,380,000	$1,821,108	$3,762,660	$169,000	$0	$10,132,768

David R. Lawson

• Voluntary Termination	N/A	N/A	N/A	N/A	N/A	N/A
• Involuntary Termination	N/A	N/A	N/A	N/A	N/A	N/A
• Retirement (6)	$0	$0	$441,561	$164,000	$0	$605,561
• For Cause Termination	$0	$0	$0	$0	$0	$0
• CIC (Involuntary without Cause or Voluntary for Good Reason)	$2,650,000	$713,685	$1,614,204	$194,000	$0	$5,171,889

Gregor S. Bailar

• Voluntary Termination	$475,000	$0	$0	$0	$0	$475,000
• Involuntary Termination	$1,805,000	$0	$0	$34,098	$0	$1,839,098
• Retirement	N/A	N/A	N/A	N/A	N/A	N/A
• For Cause Termination	$0	$0	$0	$0	$0	$0
• CIC (Involuntary without Cause or Voluntary for Good Reason)	$2,500,000	$520,830	$1,555,989	$57,243	$0	$4,634,062

The table above is intended to reflect projected payments to NEOs across a range of potential separation scenarios, assuming the separation were to occur on December 31, 2006.

The amounts shown in the table above do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The NEOs are also eligible to receive certain qualified and non-qualified deferred compensation amounts and certain pension benefits upon termination. These amounts are outlined in the tables on pages 41 and 43, respectively, and are not included in the table above.

Other amounts not included in the table above are the following:

•	Accrued salary, bonus and vacation pay as of the date of termination
•	Welfare benefits generally available to all retirees, including retiree medical programs

(1)	Represents cash amounts paid for severance or in relation to enforcement of non-compete covenants. In cases where an executive is eligible for both types of payments, non-compete amounts offset severance amounts so that double payment does not occur.

(2)	Represents the value of projected earnings and contributions to retirement plans during the severance period.

(3)	Represents the value of equity where vesting is accelerated by the triggering event. For stock options, this represents the in-the-money value. For stock awards, this represents the fair market value of the shares.

(4)	Represents the present value of payments made on an executive’s behalf for continuation of medical and welfare benefits during the severance period. Includes programs such as medical, dental, insurance, outplacement services, and related benefits. Only includes programs which are specific to Executive Officers; does not include the value of programs generally available to all associates upon separation from the Company.

(5)	Represents the value of projected excise tax and related gross-up payments made on an executive’s behalf, in the event these payments are required following a termination due to change in control. See Section V for additional information regarding these provisions.

(6)	For a majority of the currently unvested equity awards held by our retirement eligible NEOs, the terms of their grants provide that such awards will continue to vest on the original schedule following retirement. Therefore, these tables do not reflect any value associated with these grants given that they will not accelerate upon retirement. Amounts reflected in the table are associated with grants made on or before March 15, 2005 which accelerate immediately upon retirement.

SECTION VII – EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 with respect to shares of Capital One common stock that may be issued under our existing compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	12,477,304(3)	$61.42(3)	12,287,294(5)

Equity compensation plans not approved by security holders(2)	16,078,901(4)	$51.55(4)	1,010,699(6)

Total (7)	28,556,205	$55.77	13,297,993

(1)	The following plans have been approved by Capital One stockholders: the 2004 Stock Incentive Plan, the 1994 Stock Incentive Plan, and the 1995 Directors Plan.

(2)	The following plans have not been approved by Capital One stockholders: the 1999 Stock Incentive Plan; the 1999 Directors Plan; the 2002 Non-Executive Officer Stock Incentive Plan (the “2002 Stock Incentive Plan”); and the 2002 Associate Stock Purchase Plan, all of which are described below. Two of these plans, the 1999 Stock Incentive Plan and the 2002 Stock Incentive Plan were terminated in April 2004. In addition, pursuant to the terms of the 1994 Stock Incentive Plan, as initially approved by Capital One’s stockholders on October 28, 1994 and most recently re-approved by Capital One’s stockholders on April 29, 1999, Capital One’s Board of Directors had the right, without further stockholder action, to amend the plan to increase the number of shares of common stock that may be issued under the plan, provided that such increase is not required to be approved by stockholders under the Code. Following stockholder approval of this Plan in 1999, the Board increased by 25,500,000, in the aggregate, the number of shares of common stock that may be issued with respect to awards granted pursuant to the plan. In conjunction with the acquisition of Hibernia in November 2005, Capital One assumed three existing Hibernia stock incentive plans. In conjunction with the acquisition of North Fork Bank in December 2006, Capital One assumed fifteen existing North Fork Bank stock incentive plans. Options outstanding under these plans were converted to Capital One options outstanding and are included in this section. There are no shares available for future issuance under the Hibernia or North Fork Bank Plans.

(3)	Excludes issued and outstanding shares of restricted stock and includes restricted stock units (which have an exercise price of $0.00).

(4)	Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan; issued and outstanding shares of restricted stock and stock appreciation rights to be settled in cash under the 2002 Stock Incentive Plan; and issued and outstanding shares of restricted stock and stock appreciation rights to be settled in cash under the Board-approved portion of the 1994 Stock Incentive Plan. Outstanding restricted stock units under the 1999 Directors Plan are included, but have an exercise price of $0.00.

(5)	Represents shares available for future issuance under the 2004 Stock Incentive Plan as either stock options, stock appreciation rights, restricted stock, restricted stock units, or incentive stock awards. The 1995 Directors Plan was terminated on April 29, 1999 and the 1994 Stock Incentive Plan was terminated upon stockholder approval of the 2004 Stock Incentive Plan; thus there are no shares available for future issuance under these plans.

(6)	Represents 134,600 shares available for future issuance under the 1999 Directors Plan as either stock options, restricted stock or restricted stock units; and 876,099 shares available for future issuance under the 2002 Associate Stock Purchase Plan as discounted shares purchased voluntarily by Capital One associates through regular payroll deductions. The 1999 Stock Incentive Plan and the 2002 Stock Incentive Plan were terminated upon shareholder approval of the 2004 Stock Incentive Plan; thus, there are no shares available for future issuance under these plans.

(7)	As of February 28, 2007, our equity compensation plan (excluding the 2002 Associate Stock Purchase Plan) reflects the following updated information: 26,702,607 outstanding options, with a weighted average price of $56.05 and a term of 5.13 years (none of the outstanding options include dividend equivalents); 1,942,923 shares of unvested restricted stock; 12,582,809 shares available under our 2004 Stock Incentive Plan; 134,600 shares available for issuance under the non-employee director plan.

Description of Non-Stockholder Approved Equity Compensation Plans

Set forth below is a brief description of the material features of each Capital One equity compensation plan that was adopted without the approval of Capital One’s stockholders and that had grants outstanding or shares available for issuance as of December 31, 2006.

1999 Stock Incentive Plan

The 1999 Stock Incentive Plan was terminated by the Board per recommendation and previous approval of the Compensation Committee upon the approval by the stockholders of the Corporation of the 2004 Stock Incentive Plan at the last annual meeting in April of 2004. Nevertheless, pursuant to the resolution of the Board, the rights or obligations of any person under any equity-based awards granted under the 1999 Stock Incentive Plan remained in full force and effect under the terms of such plan.

The 1999 Stock Incentive Plan was adopted by the Board on April 29, 1999. Under the plan, Capital One had reserved 600,000 shares of Capital One common stock for issuance in the form of non-qualified stock options. The number of shares that were available for issuance under the plan included shares granted under the plan subject to options that expire or otherwise terminate unexercised and shares surrendered by a participant or retained by Capital One in payment of applicable exercise price or tax withholding liabilities.

Stock options could be granted under the 1999 Stock Incentive Plan to all employees and consultants of Capital One. All options granted under the plan to date were granted on April 29, 1999 and expire on April 29, 2009. These options vested immediately upon the optionee’s execution of an intellectual property protection agreement with Capital One. The plan is administered by a committee consisting solely of two or more non-employee directors of Capital One as determined by the Board (the “Committee”).

Currently, no shares are available for issuance under this plan, other than shares subject to outstanding equity awards under the plan. As established in the proposal presented to the stockholders of the Corporation and approved in the 2004 annual meeting, any reload options that the Corporation is obligated to grant upon the exercise of awards from the 1999 Stock Incentive Plan will be granted under the 2004 Stock Incentive Plan and shares of common stock of the Corporation used to pay for the exercise price of options shall be added back to the total number of shares available for issuance of awards under the terms set forth in the 2004 Stock Incentive Plan.

1999 Director Plan

The 1999 Director Plan was adopted by the Board on April 29, 1999, and was most recently amended on September 19, 2002. The plan authorizes a maximum of 825,000 shares of Capital One’s common stock for the grant of non-qualified stock options, restricted stock and restricted stock units to members of the Board who are not otherwise, at the time an award is granted, an employee of Capital One or any subsidiary of Capital One. The number of shares available for issuance under the plan includes shares granted under the plan subject to options that expire or otherwise terminate unexercised and shares forfeited pursuant to restrictions on restricted stock or deferred stock. Shares issued pursuant to the plan are treasury shares. The plan is administered by the Board.

The exercise price of stock options granted under the plan may not be less than the fair market value, as defined in the 1999 Director Plan, of Capital One common stock on the date of grant. The maximum term of each stock option is ten years and vesting schedules are determined at the time of grant. The Board may, in its discretion, grant options that by their terms become fully exercisable upon a change in control, as defined in the 1999 Director Plan.

The Board may award restricted stock to eligible directors. During the restricted period, a director may not dispose of any restricted shares and must forfeit any restricted shares granted to such director, if he or she ceases to be a member of the Board. The Board has the authority to establish the terms and conditions upon which these restrictions will lapse. The Board may also, at any time, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions. Subject to any applicable restrictions, a participant who receives an award of restricted stock shall have all of the rights of a stockholder with respect to the shares subject to the award, including but not limited to the right to vote the shares and the right to receive all dividends and other distributions paid with respect to the shares.

The Board may award restricted stock units to eligible directors under the plan. The Board has the authority to establish, in its discretion, the length of the vesting period; any restrictions with respect to an award of restricted stock units and the terms and conditions upon which restrictions, if any, shall lapse.

The Board has retained the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the date of cancellation.

2002 Stock Incentive Plan

The 2002 Stock Incentive Plan was terminated by the Board per recommendation and previous approval of the Compensation Committee upon the approval by the stockholders of the Corporation of the 2004 Stock Incentive Plan at the last annual meeting in April of 2004. Nevertheless, pursuant to the resolution of the Board, the rights or obligations of any person under any equity-based awards granted under the 2002 Stock Incentive Plan remained in full force and effect under the terms of such plan.

The 2002 Stock Incentive Plan was adopted by the Board on January 17, 2002 and amended on September 19, 2002. Under the 2002 Stock Incentive Plan, 8,500,000 shares of Capital One common stock had been reserved for issuance with respect to the grant of non-qualified stock options, stock appreciation rights, restricted stock or incentive stock. The number of shares that were available for issuance under the plan includes shares subject to options or stand-alone stock appreciation rights granted under the plan that expire or otherwise terminate unexercised, shares forfeited pursuant to restrictions on restricted stock or incentive stock and shares surrendered by a participant or retained by Capital One in payment of the exercise price of an option or applicable tax withholding liabilities. The plan is administered by a committee (the “Committee”) consisting solely of at least two non-employee directors of Capital One.

All employees of Capital One or its subsidiaries that the Committee determined to have contributed to the profit and growth of Capital One were eligible to receive awards under the plan, except for Capital One’s “executive officers” (generally, those subject to Section 16 of the Securities Exchange Act of 1934, as amended).

Currently no shares are available for issuance under this plan, other than shares subject to outstanding equity awards under the plan. As established in the proposal presented to the stockholders of the Corporation and approved in the 2004 annual meeting, any reload options that the Corporation is obligated to grant upon the exercise of awards from the 2002 Stock Incentive Plan will be granted under the 2004 Stock Incentive Plan and shares of common stock of the Corporation used to pay for the exercise price of options shall be added back to the total number of shares available for issuance of awards under the terms set forth in the 2004 Stock Incentive Plan.

2002 Associate Stock Purchase Plan

The 2002 Associate Stock Purchase Plan (the “ASPP”) was adopted by the Board on September 19, 2002. Under the ASPP, Capital One has reserved 3,000,000 shares of Capital One common stock for the purpose of employee purchases. These shares may consist of newly issued shares, treasury shares or shares acquired on the open market. The ASPP is administered by a committee consisting of at least two non-employee directors appointed by the Board.

All current and future employees of Capital One are eligible to participate in the ASPP. Each eligible employee may elect regular, monthly payroll deductions of up to 15% of such employee’s base compensation for that payroll period to be used to purchase shares of Capital One common stock at monthly intervals. Eligible employees may also elect to make a lump-sum cash contribution (provided that the total of the payroll deductions and such contributions for any calendar quarter do not exceed 15% of an employee’s base compensation for such period) to be used to purchase shares at the end of each calendar quarter. The purchase price for all share purchased is equal to 85% of the fair market value of shares of Capital One common stock on the date of purchase. Purchased shares will be held in an investment account established on behalf of each participating employee. Participating employees are entitled to sell the shares held in their accounts at any time, subject to federal securities laws.

SECTION VIII – COMPENSATION COMMITTEE REPORT

Compensation Committee Report

All the members of the Compensation Committee participated in the review, discussions and recommendation with respect to the Compensation Discussion and Analysis (“CD&A”) in Section V of this proxy statement. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement. Mr. Dietz, who is an independent member of the Board but not a member of the Compensation Committee, also participated in the review, discussion and recommendation with respect to the CD&A.

The Compensation Committee	Mayo A. Shattuck, III (Chair)
E.R. Campbell
Patrick W. Gross
Ann Fritz Hackett
Lewis Hay, III
Pierre E. Leroy
Stanley Westreich

The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be soliciting material or filed with the Commission and is not incorporated by reference into any of Capital One’s previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by Capital One in any such filing.

SECTION IX – AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee’s amended and restated charter was approved by the Committee on January 23, 2007 and by the full Board of Directors on January 25, 2007. A copy of the Audit and Risk Committee’s charter is attached as Appendix A to this proxy statement.

In accordance with its charter, the Audit and Risk Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Capital One’s accounting, auditing, financial reporting, internal controls and risk assessment and management processes. The Audit and Risk Committee’s primary responsibilities can be classified as assisting the Board in monitoring four broad categories:

•	the integrity of Capital One’s financial statements and internal controls;
•	Capital One’s compliance with legal and regulatory requirements;
•	the qualifications, independence and performance of Capital One’s independent auditor and the performance of its internal auditors; and
•	the processes by which management assesses and manages risk.

The Audit and Risk Committee has implemented procedures to ensure that it devotes the attention it deems necessary or appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit and Risk Committee met fourteen times during 2006.

In discharging its oversight responsibility, the Audit and Risk Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2005 with management and Ernst & Young LLP (“Ernst & Young”), Capital One’s independent auditors. The Audit and Risk Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification for Statements on Auditing Standards); has been timely briefed by Ernst & Young as required by Section 204 of the Sarbanes-Oxley Act and Securities and Exchange Commission rules promulgated thereunder; and follows the mandates of the Securities and Exchange Commission’s rules regarding auditor independence. In addition, the Audit and Risk Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed Ernst & Young’s independence with Ernst & Young. Based on its review and discussions with management and Ernst & Young, and pursuant to a delegation of authority from the Board of Directors, the Audit and Risk Committee has approved the inclusion of the audited financial statements in Capital One’s annual report on Form 10-K for the fiscal year ending December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit and Risk Committee	W. Ronald Dietz (Chairman)
Patrick W. Gross
Ann Fritz Hackett
Pierre E. Leroy

The foregoing Report of the Audit and Risk Committee shall not be deemed to be soliciting material or filed with the Commission and is not incorporated by reference into any of Capital One’s previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by Capital One in any such filing.

SECTION X – ELECTION OF DIRECTORS

Election of Directors (Item 1 on the Proxy Card)

The Board of Directors is divided into three classes. At each annual meeting the term of one class expires. Directors in each class are elected to serve for three-year terms. The elections of directors from 2003 until 2005 are represented in the table below. The table also indicates the tenure of the directors of Capital One’s Board.

Director	Tenure	Last Elected	Expiration of Term
Richard D. Fairbank	Since July 26, 1994	2006	2009

E.R. Campbell	Since November 16, 2005	2006	2009

W. Ronald Dietz	Since February 28, 1995	2004	2007

Patrick W. Gross	Since February 28, 1995	2005	2008

Ann Fritz Hackett	Since October 28, 2004	2005	2008

Lewis Hay, III	Since October 31, 2003	2004	2007

John A. Kanas	Since December 1, 2006	N/A	2009

Pierre E. Leroy	Since September 1, 2005	N/A	2008

Mayo A. Shattuck, III	Since October 31, 2003	2004	2007

Stanley Westreich	Since July 26, 1994	2006	2009

The nominees for re-election this year are:

W. Ronald Dietz	Lewis Hay, III	Mayo A. Shattuck, III

Each nominee has consented to serve a three-year term. Information about the proposed nominees for election as directors, and about each other current director whose term will continue after the Annual Meeting, is set forth under “Information About Our Directors and Executive Officers” of this proxy.

In the event a nominee does not continue to be available for election, the Board may designate a substitute as a nominee. Proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

Directors will be elected by a plurality of the votes cast for the election of directors at the meeting. Cumulative voting is not permitted. On December 9, 2005, Capital One amended its Corporate Governance Principles to require any director nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation within five days of the election for consideration by the Governance and Nominating Committee. The Committee must issue a recommendation regarding the resignation to the Board, which must then decide whether or not to accept the resignation within 90 days of the receipt of the resignation, and publicly disclose its determination and reasoning within four business days thereafter. A copy of this policy is available free of charge on the Corporate Governance page of Capital One’s internet site at www.capitalone.com under “Investors,” or in hard copy upon request to the Corporate Secretary at the address set forth on the Notice of Annual Stockholder Meeting.

The Board of Directors recommends you to vote “FOR” each of these director nominees.

SECTION XI – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ratification of Selection of Independent Auditors (Item 2 on the Proxy Card)

The Audit and Risk Committee, pursuant to authority granted to it by the Board of Directors, has appointed the firm of Ernst & Young LLP as independent auditors for 2007. The Board is submitting this proposal to the vote of the stockholders in order to ratify the Audit and Risk Committee’s appointment. If stockholders do not ratify the selection of Ernst & Young LLP, the Audit and Risk Committee will reconsider the appointment of independent auditors.

Capital One has paid or expects to pay the following fees to Ernst & Young LLP for work performed in 2005 and 2004 or attributable to Ernst & Young LLP’s Audit of Capital One’s 2006 and 2005 financial statements:

Fees	2006	2005
	(Amounts in millions)
Audit Fees	$7.4	$5.7
Audit-Related Fees	$2.3	$2.4
Tax Fees	$0.0	$0.0
All Other Fees	$0.0	$0.0

Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an Audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. Audit-related fees are assurance related services that traditionally are performed by the independent accountant, such as: employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Tax fees include corporate and subsidiary compliance, consulting, international and employee benefit services. All Other fees would include fees for services that are not defined as Audit, Audit-Related, or Tax and are not specifically prohibited by the SEC.

The Audit and Risk Committee has reviewed the fees paid to Ernst & Young LLP and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young LLP’s independence. The Audit and Risk Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit and Risk Committee of the types of services to be provided by Capital One’s independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit and Risk Committee for further pre-approval. Under the policy adopted by the Audit and Risk Committee, tax fees are limited to 25% of combined Audit and Audit-Related fees, and All Other fees are prohibited. Capital One’s policy, for administrative ease, allows for a $25,000 de minimis exception to the pre-approval procedures; however those services provided must be approved at the next meeting of the Audit and Risk Committee. Additionally, Capital One has established policies to ensure adherence to the Sarbanes-Oxley Act requirements relating to the rotation of partners engaged in Capital One’s audit by the independent auditors.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board recommends you to vote “FOR” the ratification of Ernst & Young LLP as the independent auditors for 2007.

SECTION XII – AMENDMENT OF CAPITAL ONE’S CERTIFICATE OF INCORPORATION

Proposal to Amend Capital One’s Amended and Restated Certificate of Incorporation to Remove the Provision Requiring Plurality Voting for Directors (Item 3 on the Proxy Card)

The Board of Directors recommends that Capital One’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to remove the provision requiring plurality voting for directors.

Currently, the Certificate of Incorporation requires that directors be elected by a plurality vote. Under a plurality voting standard, the director nominee who receives the highest number of affirmative votes cast is elected, whether or not such “for” votes constitute a majority of all votes (including those withheld). Under a majority voting standard, however, a director nominee is only elected if the number of votes cast “for” the nominee’s election is greater than the number of votes “withheld” with respect to such election.

In 2005, Capital One adopted, as part of its Corporate Governance Principles, a form of majority voting for uncontested elections. Under these principles, a director who does not receive more votes “for” his or her re-election than “withheld” votes must promptly tender his or her resignation to the Board. Within 90 days, the Governance and Nominating Committee will recommend to the Board, and the Board will consider, whether to accept this resignation. Capital One will disclose the Board’s decision, or the reasons why the Board was unable to reach a decision, within four business days thereafter.

To strengthen these majority voting principles, the Board proposes this amendment to require that a director nominee may only be elected if he or she receives a greater number of votes “for” than votes “withheld” with respect to a given election. The Board proposes this amendment to Article VIII, section (C) of the Certificate of Incorporation to delete the phrase “by a plurality vote of all votes cast at such meeting” after the phrase “…the successors of the class of directors whose term expires at the meeting shall be elected…” in the last sentence of such section. This change would enable the Board to adopt a majority voting standard in Capital One’s Restated Bylaws (the “Bylaws”), as further described below. If Capital One’s stockholders approve this amendment, Article VIII, section (C) would provide as follows:

“(C) The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class III. Class I directors shall be initially elected for a term expiring at the 1995 annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the 1996 annual meeting of stockholders, and Class III directors shall be initially elected for a term expiring at the 1997 annual meeting of stockholders. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified.”

If approved, this amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State. Capital One would submit such filing promptly after the Annual Meeting.

Upon effectiveness of this amendment to the Certificate of Incorporation, the Board will amend the Bylaws to change the standard for the election of Directors in uncontested elections from a plurality voting standard to a majority voting standard. In the event of a contested election, however, a plurality voting standard would continue to apply. Maintaining a plurality standard in such situations would guard against the possibility of a failed election contest, in which no candidate receives a majority of votes “for” his or her election.

Pursuant to Article VIII of the Certificate of Incorporation, the amendment to the Certificate of Incorporation proposed under this Item 3 requires the affirmative vote of the holders of at least 80% of Capital One’s outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The Board recommends that you vote “FOR” the amendment to the Certificate of Incorporation.

SECTION XIII – STOCKHOLDER PROPOSAL

Stockholder Advisory Vote on Executive Compensation Proposal (Item 4 on the Proxy Card)

Capital One has been notified that a representative of “The Marianists Province of the United States” intends to present the following proposal for consideration at the Annual Meeting:

RESOLVED, that stockholders of Capital One Financial urge the board of directors to adopt a policy that company stockholders be given the opportunity at each annual meeting of stockholders to vote on an advisory resolution, to be proposed by Capital One Financial management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to stockholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of stockholder value. Media and government focus on back dating of stock options has increased investor concern. This proposed reform can help rebuild investor confidence.

The SEC has created a new rule, with record support from investors, requiring companies to disclose additional information about compensation and perquisites for top executives. The rule goes into effect this year. In establishing the rule the SEC has made it clear that it is the role of market forces, not the SEC, to provide checks and balances on compensation practices.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide stockholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow stockholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives stockholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require stockholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge the board to allow stockholders to express their opinion about senior executive compensation at Capital One Financial by establishing an annual referendum process. The results of such a vote would, we think, provide the board and management with useful information about whether stockholders view the company’s senior executive compensation, as reported each year, are in stockholders’ best interests.

SECTION XIV – CAPITAL ONE STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

Statement in Opposition to Stockholder Proposal: Stockholder Advisory Vote on Executive Compensation

The Board of Capital One opposes this proposal.

This proposal recommends that Capital One adopt a policy that company stockholders be given the opportunity at each stockholders’ meeting to vote on an advisory resolution to ratify the compensation of Named Executive Officers set forth in the Summary Compensation Table as well as the accompanying narrative disclosure. The vote would be non-binding and would not have an effect on compensation paid or awarded to a Named Executive Officer.

After careful consideration, the Board of Directors recommends a vote against this proposal. Executive compensation is an important issue in contemporary corporate governance debates. The Board continues to place a strong emphasis on the governance, management, and outcomes of executive compensation programs at Capital One. Because executive compensation decisions are so critical, we believe that they are best made with full contextual understanding of the organization’s strategy, goals, and overall business environment, as well as in-depth knowledge of executives’ leadership capabilities, business objectives, and performance. For these reasons, we believe that the current governance model is effective, whereby stockholders elect Directors who in turn dedicate the necessary attention, on an ongoing basis, to ensure that executive compensation programs are managed in accordance with our stated objectives.

As discussed in the Compensation Discussion and Analysis (“CD&A”) report, our Board of Directors has established the Compensation Committee to assist it by recommending, managing, and monitoring compensation for our CEO and other Executive Officers. Because of the level of importance executive compensation carries, seven of our eight independent Directors currently participate on the Compensation Committee. The Committee’s governance of these matters is further enhanced by the services of an independent consultant (also discussed in the CD&A) who provides objective data, advice, and recommendations to ensure that our executive compensation programs are properly constructed and executed. Overall, we believe our programs have been highly effective, as evidenced by Capital One’s long-term performance relative to other financial institutions across a variety of metrics.

In addition, we believe that U.S. corporate governance standards, particularly new SEC guidelines regarding executive compensation disclosure, provide stockholders with sufficient means for understanding executive pay programs, and for providing input to Boards of Directors on these matters. SEC guidelines are designed to promote clarity, thoroughness, and consistency with respect to compensation disclosures for Named Executive Officers, and were finalized after taking into account the views expressed in over 20,000 comment letters. We believe that the high degree of transparency provided by these guidelines will help ensure that stockholders’ interests are properly served with respect to executive compensation.

Capital One stockholders are currently able to influence executive compensation not only through the election of Directors, but also through the review and approval of our Stock Incentive Plans. These plans outline the aggregate level of awards that can be granted, the specific provisions under which awards can be made, and the performance metrics and other award features that must be incorporated. Capital One’s 2004 Stock Incentive Plan was approved by over 81% of the votes cast in April 2004, with an amended and restated plan receiving support from over 87.6% of the votes cast in April 2006. The opportunity to ratify these plans on a regular basis gives our stockholders an active voice in the governance of executive compensation at Capital One.

Finally, we note that our Board of Directors recently approved an amendment to our Certificate of Incorporation that, when combined with an amendment to our bylaws, will establish a majority vote standard for the election of our Directors. (This amendment to our Certificate of Incorporation is currently on the ballot for your approval.) Under this amendment, stockholders who are dissatisfied with Board actions can withhold their vote with respect to a Director’s election. This change enhances stockholders’ ability to effect Board composition, thereby directly influencing executive compensation decisions. An advisory vote provision would not provide stockholders with the ability to influence or provide guidance on executive pay since it would not express which portions of the executive compensation program are objectionable to the stockholders.

In summary, the Board believes that rigorous oversight provided by a Committee with full ongoing context on compensation matters, together with the transparency of the new compensation disclosure guidelines, as well as the proposed changes to our Director voting guidelines, give stockholders the most effective model for governing executive compensation at Capital One. In our view, this model achieves the objectives of the stockholder proposal – strong governance of program decisions – more effectively than a non-binding resolution intended to ratify decisions after-the-fact. While the Board acknowledges the spirit of stockholder involvement embodied in the proponents’ submission, we believe such a step is not necessary in order to improve the governance of these very critical programs.

For these reasons, the Board unanimously recommends you to vote “AGAINST” the adoption of this stockholder proposal.

Capital One’s Corporate Secretary will furnish the address and stock ownership of the proponent identified above to any person, orally or in writing as requested, promptly upon receipt of a request therefore.

SECTION XV – OTHER BUSINESS

Other Business

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

Annual Report to Stockholders

Capital One’s Annual Report to Stockholders for the fiscal year ended December 31, 2006, including consolidated financial statements, is being furnished along with this proxy statement to Capital One’s stockholders of record. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material. A copy of the Annual Report as well as Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, may be obtained at the Annual Meeting, at our website at www.capitalone.com under “Investors” or by contacting our Investor Relations department at Capital One’s address set forth on the Notice of Annual Stockholder Meeting. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

Stockholder Proposals for 2007 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials at the 2008 Annual Meeting may do so by following the rules prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Capital One’s Corporate Secretary at the address on the Notice of Annual Stockholder Meeting no later than November 27, 2007.

Under our bylaws, if you wish to present other business before the stockholders at the 2008 Annual Meeting, or nominate a director candidate, you must give proper written notice of any such business to the Corporate Secretary not before January 28, 2008 and not after February 19, 2008. If the Annual Meeting for 2008 is not within thirty days before or seventy days after April 26, 2008, the anniversary date of this year’s Annual Meeting, you must send notice within ten days following any notice or publication of the meeting. Your notice must include the information specified in our bylaws concerning the business or nominee. Our bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of our bylaws may be obtained from the Corporate Secretary at Capital One’s address on the Notice of Annual Stockholder Meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

March 20, 2007

Appendix A

Capital One Financial Corporation Audit and Risk Committee of the Board of Directors Amended and Restated Charter

The Audit and Risk Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Capital One Financial Corporation (the “Corporation”) to assist the Board in monitoring (i) the integrity of the financial statements and internal controls of the Corporation, (ii) the compliance by the Corporation with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Corporation’s independent auditor, (iv) the performance of the Corporation’s internal auditor; and (v) the processes by which management assesses and manages risk. The Committee shall serve as the audit committee of each of the Corporation’s federally insured financial institution subsidiaries. The Committee shall also perform such other duties as may be specified from time to time as deemed necessary or appropriate to carry out its responsibilities. References in this Charter to the Corporation shall be deemed to include its subsidiaries and affiliates unless the context requires otherwise.

The Committee and its members shall meet all applicable legal requirements, including the composition, independence and financial literacy and expertise requirements of the Sarbanes-Oxley Act of 2002 and implementing Securities and Exchange Commission (the “SEC”) rules thereunder (the “Sarbanes-Oxley Act”), the New York Stock Exchange and the applicable federal financial institution regulatory authorities. The Committee shall include at least three members, all of whom shall be financially literate and at least one of whom shall have accounting or financial management expertise.

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall meet at least quarterly during the year and hold such special meetings as may be appropriate. The Committee shall report periodically on its deliberations and actions to the Board. In addition, the Committee shall meet separately, periodically, with management, with internal auditors and with independent auditors. The Committee shall also conduct an annual evaluation of its performance of its responsibilities.

In carrying out its responsibilities, the Committee shall maintain free and open means of communications between the directors, the independent auditor, the internal auditor and management of the Corporation. The Committee’s policies and procedures shall remain flexible, in order to best react to changing conditions and circumstances that might have a material effect on the financial accounting and reporting practices of the Corporation. Upon the recommendation of the Committee or if requested by the Board, the independent auditors shall be requested to attend any full Board meeting to assist in reporting the results of the annual audit or to answer directors’ questions.

In carrying out its responsibilities, the Committee shall:

A.	General Duties

1.	Review and reassess annually the adequacy of this Charter and submit it to the Board for approval.

2.	Approve the annual budget of the Committee, which may be aggregated with that of the Board and its other committees, including: (i) the compensation of any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attestation services; and (ii) any advisors employed by the Committee.

3.	Maintain minutes of meetings and periodically report to the Board on significant results of the Committee’s activities.

4.	In addition to the activities enumerated herein, perform any other activities consistent with this Charter, the Corporation’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate or as required by law or regulation.

2

B.	Duties Relating to the Independent Auditors and the Conduct of the Audit

5.	Appoint (subject to stockholder ratification in the Committee’s discretion as permitted by law), compensate, retain and oversee the work of the independent auditor. The independent auditor shall be ultimately accountable to the Committee and the Committee shall have sole authority to terminate the independent auditor in its discretion.

6.	Approve all audit, audit-related and non-audit services provided by the independent auditor according to policies and procedures established by the Committee in accordance with law.

7.	Evaluate the independent auditor’s qualifications, performance and independence and present conclusions reached by the Committee to the Board of Directors. This evaluation will include, at least annually:

(a)	A review of the independent auditor’s work during the prior year;

(b)	A review and evaluation of the lead partner of the independent auditor assigned to the Corporation’s audit; and

(c)	A review of periodic reports from the independent auditor describing:

(i)	the internal quality-control procedures of the independent auditor,

(ii)	any material issues raised by the most recent internal quality-control or peer review of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor and any steps taken to deal with any such issues; and

(iii)	any relationships the independent auditor may have with the Corporation that could impair the independent auditor’s independence.

8.	Discuss with the independent auditor the overall scope and plans for its audits, including the adequacy of staffing and budget, any problems or difficulties the auditors may have encountered in connection with such audits and any management letters provided by the independent auditor and the Corporation’s response thereto.

9.	Establish clear policies regarding the hiring of employees or former employees of the independent auditor.

C.	Duties Relating to the Internal Auditors

10.	Oversee the Corporation’s internal audit department and review and approve its annual budget.

11.	Appoint or replace the senior internal auditing executive, as appropriate. The senior internal auditing executive shall report directly to the Committee for functional purposes but may report to a member of management for administrative purposes.

12.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

13.	Discuss with the internal auditors the overall scope and plans for their audit, including the adequacy of staffing and any problems or difficulties the internal auditors may have encountered in connection with their audit.

14.	Review periodically reports regarding the internal auditor’s assessment of the Corporation’s internal controls.

3

D.	Duties Relating to the Corporation’s Financial Statements

15.	Discuss the quarterly and annual financial statements of the Corporation and its subsidiaries with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of such statements with the SEC or as soon as practicable thereafter.

16.	In connection with the preparation of quarterly and annual financial statements of the Corporation and its subsidiaries, review, or as appropriate the Chairman on behalf of the Committee shall review, with the independent auditor and management on a timely basis any matters appropriate or required to be discussed by applicable accounting professional standards, including Statement on Auditing Standards No. 61. These discussions shall include, as appropriate, any significant financial reporting issues, judgments about the quality and acceptability of accounting principles, the reasonableness of significant judgments made in connection with the preparation of the Corporation’s financial statements and the clarity of the disclosures therein; any analyses prepared by management or the independent auditor with respect thereto; the effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation’s financial statements; and the adequacy of the Corporation’s internal controls and the internal auditor’s response thereto.

4

17.	Discuss generally earnings press releases and the financial information and any earnings guidance provided to the Corporation’s analysts and rating agencies.

18.	Review both the acceptability and quality of major changes to the Corporation’s accounting principles and practices as suggested by the independent auditor, internal auditor or management, and be responsible for the resolution of any disagreements between management and the independent auditor regarding financial reporting issues.

19.	Review with the General Counsel or the attorney(s) designated by the General Counsel any legal matters that may have a material impact on the financial statements.

20.	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting control or auditing matters; and (ii) the confidential, anonymous submission by the employees of the Corporation of concerns regarding accounting or auditing matters.

E.	Duties Relating to Reporting and Compliance Matters

21.	Review with management and the independent auditor the annual management report required to be submitted to the federal financial institution regulatory authorities, including the basis therefor and management’s and the independent auditor’s assessments of the adequacy and effectiveness of internal controls.

22.	Review with management and the Corporation’s senior internal auditing executive the Corporation’s policies and internal controls with respect to compliance with applicable laws and regulations, and oversee the Corporation’s risk management and risk assessment activities with respect thereto.

23.	Authorize, review and approve the report of the Committee required by the rules of the SEC to be included in the Corporation’s proxy statement for a meeting at which directors are to be elected.

24.	Review and respond to any material reports or inquiries received from, and any reports of examination submitted by, the various federal and state financial institution regulatory authorities and management’s responses to such reports or inquiries.

F.	Duties Relating to Risk Management

25.	Ensure that the Corporation has sufficient policies and procedures in place to govern its risk assessment and risk management activities. Review the organizational governance approach to risk management. Approve specific risk management policies as appropriate.

26.	Determine whether risk parameters need to be established for each area of enterprise risk and ensure that adequate risk parameters have been set, as appropriate, for such areas. For areas with established risk standards, monitor overall risk exposures against established standards. The Committee shall periodically receive and review reports from other Board committees relating to the significant risk areas overseen by such committees.

27.	Meet with management periodically to review the Corporation’s major asset risk exposures, the steps management has taken to manage and control such exposures and the overall quality and composition of the Corporation’s policies, guidelines and asset portfolios.

28.	Review and discuss with management material infrastructure investments and oversee risk management activities relating to such investments

The Committee’s job is one of oversight and it recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the independent auditor is responsible for auditing those financial statements. In addition, the Corporation’s management is responsible for managing its risk function and for reporting on its processes and assessments with respect to the Corporation’s management of risk. The

5

Committee also recognizes that management and the independent auditor have more time, knowledge, and detailed information about the Corporation than the Committee members have. In carrying out its oversight duties, it is not the Committee’s responsibility to plan or conduct audits or to determine that the Corporation’s financial statements are complete or accurate or in accordance with generally accepted accounting principles. Accordingly, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements, any professional certification as to the independent auditor’s work or any expert or special assurances as to the Corporation’s management of risk.

* * * *

Approved by the Committee on January 23, 2007 and the Board on January 25, 2007.

6

Appendix B

Capital One Financial Corporation Compensation Committee of the Board of Directors Amended and Restated Charter

I.	Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Capital One Financial Corporation (the “Corporation”) to assist the Board by (i) managing and monitoring the officer title, salary, bonus, incentive and other employee benefit plans for the employees of the Corporation and its affiliates, generally; (ii) approving or recommending to the Independent Members (as defined below) or the full Board, as appropriate, compensation and benefit plans for the directors, the Chief Executive Officer and Senior Management (as defined below), specifically; and (iii) reviewing and recommending to the Board the Corporation’s annual Compensation Discussion and Analysis disclosure for inclusion in the Corporation’s annual report or proxy statement to stockholders. References in the charter to the Corporation shall be deemed to include its subsidiaries unless the text requires otherwise.

II.	Membership

The Committee shall be composed of at least three (3) members, all of whom shall meet the independence requirements of the New York Stock Exchange. The Board shall have the authority to fill any vacancies and shall have the power to remove any Committee member for any reason.

III.	Meetings

The Committee shall meet at least quarterly during the year and hold such special meetings as called by the Chair of the Committee or a majority of the members of the Committee.

IV.	Authority and Responsibilities

A.	General Duties

1.	Review and reassess annually the adequacy of this Charter and submit it to the Board for approval.

2.	Maintain minutes of meetings and periodically report to the Board on significant results of the Committee’s activities.

3.	Conduct an annual evaluation of the Committee’s performance of its responsibilities.

4.	If the Committee desires to engage special legal or other consultants to advise the Committee, retain and terminate such consultants and approve such consultants’ fees and other retention terms.

5.	Delegate authority as the Committee deems appropriate in furtherance of its responsibilities to one or more subcommittees of directors or management, but if so delegating, the Committee shall retain accountability for any matters so delegated.

6.	In addition to the activities enumerated herein, perform any other activities consistent with this Charter, the Corporation’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate or as required by law or regulation.

B.	Duties Relating to Board Compensation

7.	Review periodically and recommend to the Board the annual compensation, including any fees for attending Board and committee meetings, to be paid to, and the stock and other benefit plans for, directors who are non-salaried officers of the Corporation or a subsidiary thereof.

C.	Duties Relating to Officer Appointments and Compensation

8.	Recommend to the Board, at its annual organization meeting, the election or re-election of all officers of the Corporation and its federally regulated direct subsidiaries, or recommend to the Board the manner in which such officers shall be chosen.

9.	Review the Corporation’s goals and objectives relevant to compensation; oversee that the Corporation’s policies and programs relating to compensation and benefits available to officers of the Corporation align with such goals and objectives; and review relevant market data in establishing compensation and benefits as provided below.

2

10.	Evaluate the performance of the Corporation’s Chief Executive Officer in light of the Corporation’s goals and objectives relevant to compensation, and recommend compensation, including any perquisites, based on this evaluation to the Independent Members.

11.	With respect to Senior Management other than the Corporation’s Chief Executive Officer, review and recommend to the Independent Members the hiring, promotion, salary levels, incentive awards, perquisites and termination arrangements (either specifically, or programmatically on a periodic basis) thereof.

12.	For purposes of this Charter, “Senior Management” shall mean the “executive officers” of the Corporation as defined under Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and “Independent Members” shall mean all members of the Board who meet the independence requirements of the New York Stock Exchange.

D.	Duties Relating to Annual and Long Term Incentive and Other Compensation and Benefit Plans

13.	Recommend to the Board the adoption or termination of any broadly-based or executive compensation or benefit plans.

14.	Act as the Committee for, or oversee management with respect to, the Corporation’s compensation and benefit plans, as appropriate under the documents establishing such plans, including:

a.	administration and oversight of applicable systems and procedures;
b.	amendment, modification and interpretation (but not termination) of such plans;
c.	adoption, amendment or revision of the rules and regulations for such plans or the administration thereof; and
d.	receipt of reports from management regarding management’s fulfillment of its responsibilities under such plans.

15.	Review and approve participation in the Corporation’s executive compensation or benefit plans by incumbent name or category of position.

16.	Administer awards and compensation programs and plans, if any, intended by the Committee to qualify for an exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended, according to the terms of such awards, programs and plans.

17.	Approve the aggregate amount of annual cash incentive payments for employees, including executives, of the Corporation and establish any performance standards or other formulas or guidelines applicable thereto.

18.	Approve the aggregate number of shares of the Corporation’s common stock to be granted in each broadly-based or executive equity award program.

19.	Decide questions and settle controversies and disputes that may arise in connection with any of the Corporation’s annual or long-term incentive or other compensation plans.

20.	Approve contributions by the Corporation to any employee savings plan and any defined contribution or defined benefit retirement plan.

E.	Duties Relating to the Annual Proxy Statement

21.	Review and discuss with management the Corporation’s disclosures under the “Compensation Discussion and Analysis” section of the Corporation’s annual report on Form 10-K or proxy statement prior to filing with the Securities and Exchange Commission.

22.	Based on such review and discussion, recommend to the Board of Directors that such Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K or proxy statement.

3

23.	Review and approve the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation’s proxy statements for meetings at which directors are to be elected.

* * * *

Approved by the Committee on January 24, 2007 and the Board on January 25, 2007.

4

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25th, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

In order to reduce the costs incurred by Capital One Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY TELEPHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25th, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Capital One Financial Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT TO US.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CAPTL1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITAL ONE FINANCIAL CORPORATION Capital One Financial Corporation Board of Directors recommends a vote: “FOR” Item 1, “FOR” Item 2, “FOR” Item 3 and “AGAINST” Item 4.

Vote on Directors 1. Election of Directors Nominees: for the Election of Directorsare:	For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write such nominee’s name on the line below.
01) W. Ronald Dietz 02) Lewis Hay, III 03) Mayo Shattuck, III	¨	¨	¨
Vote on Proposals				For	Against	Abstain
2. Ratification of Ernst & Young LLP as independent auditors of the Corporation for 2007. (The Board recommends a vote FOR this proposal)				¨	¨	¨

3.    Approval and Adoption of Capital One’s Amended and Restated Certificate of Incorporation to Permit Amendment of the Bylaws to Adopt Majority Voting for the Election of Directors. (The Board recommends a vote FOR this proposal)

				¨	¨	¨

4. Stockholder proposal: Stockholder Advisory Vote on Executive Compensation. (The Board recommends a vote AGAINST this proposal)				¨	¨	¨

All as more particularly described in Capital One’s Proxy Statement for the Annual Meeting of Stockholders to be held on April 26, 2007, receipt of which is hereby acknowledged.

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign.

When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer indicating such officer’s authority. If executed by a partnership, please sign in partnership name by authorized persons indicating such authority.

Please indicate if you plan to attend this meeting	Yes	No
	..	..

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY

PROXY

CAPITAL ONE FINANCIAL CORPORATION

Annual Meeting of Stockholders

Thursday, April 26, 2007

10:00 a.m.

Capital One’s Headquarters

1680 Capital One Drive

McLean, Virginia 22102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Fairbank and John G. Finneran, Jr., and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation (the “Corporation”), held of record by the undersigned on February 28, 2007, at the Annual Meeting of Stockholders to be held on April 26, 2007, and at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3), AND “AGAINST” ITEM (4), AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

(Continued and to be dated and signed on reverse side)

2